Exhibit 4.1

THE MACERICH PROPERTY MANAGEMENT

COMPANY 401(k) PROFIT SHARING PLAN

(Amended and Restated Effective as of January 1, 2010)

Section 9.2 - Limitation on Participant’s Rights	53
Section 9.3 - Receipt or Release	53
Section 9.4 - Alienation	54
Section 9.5 - Persons Under Incapacity	54
Section 9.6 - Governing Law	54
Section 9.7 - Headings, etc. Not Part of Plan	55
Section 9.8 - Masculine Gender Includes Feminine	55
Section 9.9 - Instruments in Counterparts	55
Section 9.10 - Successors and Assigns; Reorganization of Company	55
Section 9.11 - Loans to Participants	55
Section 9.12 - Top-Heavy Plan Requirements	56
Section 9.13 - Rule 16b-3 Provisions	56

APPENDIX A - ANNUAL ADDITION LIMITS	1
A.1 - Definitions	1
A.2 - Annual Addition Limitations	3
A.3 - Aggregation and Disaggregation of Plans	6

APPENDIX B - TOP-HEAVY PROVISIONS	1
B.1 - General	1
B.2 - Definitions	1
B.3 - Top-Heavy Definition	2
B.4 — Minimum Benefits or Contributions, Compensation Limitations and Section 415 Limitations	3
B.5 — Safe Harbor 401(k) Plan	5

APPENDIX C - MERGER OF WESTCOR 401(K) PLAN	1
C.1 — Introduction	1
C.2 — Status of Westcor Plan	1
C.3 — Transfer of Accounts under Westcor Plan	1
C.4 — Participation in this Plan	3

APPENDIX D - MINIMUM DISTRIBUTION REQUIREMENTS	1
D.1 — Adoption and Effective Date of Appendix D	1
D.2 — Time and Manner of Distribution	1
D.3 — Required Minimum Distributions During Participant’s Lifetime	2
D.4 — Required Minimum Distributions After Participant’s Death	3
D.5 — Suspending Required Minimum Distributions for the 2009 Calendar Year	4
D.6 — Definitions	4

APPENDIX E - LOANS ACCEPTED BY DIRECT ROLLOVER FROM WILMORITE PROPERTY MANAGEMENT 401(K) PLAN	1
E.1 — Adoption and Effective Date of Appendix E	1
E.2 — Terms of the Loan	1
E.3 — Loan Amendment	2
E.4 — Administrative Provisions	2
E.5 — Committee Powers	3

APPENDIX F - DISCRIMINATION TESTING	1
F.1 — Adoption and Effective Date of Appendix F	1
F.2 — Actual Deferral Percentage (“ADP”) Test	1
F.3 — Adjustment to ADP Test	3
F.4 — Actual Contribution Percentage (“ACP”) Test	4
F.5 — Adjustment to ACP Test	7
F.6 — Nondiscrimination Requirement	7

NAME AND PLAN PURPOSES

The Macerich Property Management Company, LLC, a Delaware limited liability company (hereinafter sometimes called the “Company”), maintains The Macerich Property Management Company 401(k) Profit Sharing Plan (hereinafter sometimes called the “Plan”).  The Plan was first established by the Macerich Management Company effective January 1, 1984 as the “Macerich Management Company Profit Sharing Plan.”  The Plan was subsequently assumed by the Macerich Property Management Company, a California corporation, and renamed “The Macerich Property Management Company Profit Sharing Plan.”  The Macerich Property Management Company, a California corporation, merged with and into the Company on or about March 29, 2001 with the Company continuing as the survivor of the merger.  The Plan was adopted and assumed by the Company in connection with and effective upon the consummation of such merger.  Effective January 1, 2006, the Plan was renamed “The Macerich Property Management Company 401(k) Profit Sharing Plan.”

The Company desires to encourage loyalty, efficiency, continuity of service and productivity of its employees.  In order to accomplish these purposes, the Company has established the Plan to provide incentives and retirement income security for its Eligible Employees and their Beneficiaries.  The Trust created pursuant to the Plan (incorporated herein by this reference) and its assets shall not be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries, as prescribed in Section 401(a) of the Code.

It is also intended that the Plan constitute an accident and health plan so that amounts distributed on account of disability are excluded from income under Section 105(c) of the Code to the extent provided by law.

ARTICLE I

TITLE AND DEFINITIONS

Section 1.1 -       Title.

The Plan is intended to constitute a qualified cash or deferred arrangement under Section 401(k) of the Code and shall be known as The Macerich Property Management Company 401(k) Profit Sharing Plan.  Contributions may be made to the Plan without regard to the current or accumulated profits of the Company.

Section 1.2 -       Definitions.

Whenever the following terms are used in the Plan, with the first letter capitalized, they shall have the meanings specified below.

“Account” or “Accounts” shall mean the accounts maintained by the Committee for each Participant that are credited with the amounts provided for herein.  The following “Accounts” are maintained under the Plan: Compensation Deferral Accounts, Employer Profit Sharing Contributions Accounts, Safe Harbor Matching Accounts, and Rollover Accounts.

“Anniversary Date” shall mean the last day of each Plan Year.

“Approved Absence” shall mean a leave of absence (without pay) granted to an Employee under the Company’s established leave policy.

“Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 2.4 to receive the benefits specified hereunder in the event of the Participant’s death.  If there is no valid Beneficiary designation in effect that complies with the provisions of Section 2.4, or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary.  If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, then the Participant’s surviving children (including any adopted children) shall be the Beneficiaries of the Participant’s benefits in equal shares.  If there is no surviving child to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary.  In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person’s then living parent(s) to act as custodian, (ii) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides.  If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

“Board of Directors” and “Board” shall mean the member of the Company, members of the Company, board of members or other committee that has the authority to manage the Company in accordance with the Company’s Limited Liability Company Operating Agreement, as it may be amended from time to time, and/or applicable law, or any other entity or person designated by the members of the Company to perform specific actions and/or duties relating to the Plan by resolution.

“Break in Employment” shall mean an Employee’s termination of Employment as a result of resignation, discharge, retirement, Disability, or death, and shall include a “severance from employment” within the meaning of Section 401(k)(2)(B)(i)(I) of the Code.  In determining whether and when a Break in Employment has occurred, the following rules shall apply:

(a)           A Break in Employment shall not occur during an Approved Absence, or during a vacation period or military leave.

(b)           Failure to return to work after the expiration of any leave of absence shall be considered a resignation effective as of the expiration of such leave of absence.

(d)           Failure of any Employee on military leave to make application for reemployment within the period of time during which he is entitled to retention of reemployment rights under applicable laws of the United States shall be considered a resignation effective as of the expiration date of such reemployment rights.

Notwithstanding differential wage payments, effective January 1, 2009, for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A). If during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A) and elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make Compensation Deferrals during the 6-month period beginning on the date of the distribution

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Committee appointed pursuant to the provisions of the Plan.

“Company” shall mean the Macerich Property Management Company, LLC, a Delaware limited liability company, any predecessor entity, or any successor entity resulting from merger, consolidation, or transfer of assets substantially as a whole which by operation of law assumes the Plan’s obligations or shall expressly agree in writing to continue the Plan and/or, where the context so warrants, any Participating Affiliate.

“Company Contributions” shall mean an amount contributed to the Plan by the Company or by a Participating Affiliate in accordance with Section 3.1.

“Compensation” shall mean, effective January 1, 2006, all compensation paid by the Company or a Participating Affiliate to the Eligible Employee during the Plan Year and reportable on Form W-2 together with any amounts contributed to a plan qualifying under Section 401(k) of the Code as salary reduction contributions, including catch up contribution pursuant to Section 3.2(e), or to a cafeteria plan under Section 125 of the Code, or paid as a qualified transportation fringe under Section 132(f)(4) of the Code.  Compensation shall not include (i) any amounts paid to an Eligible Employee prior to the date on which he became a Participant pursuant to Section 2.1 or 2.3, as applicable, (ii) any amount of moving or relocation expenses paid or reimbursed by the Company or a Participating Affiliate, (iii) contributions to a plan of deferred compensation which are not includible in the Eligible Employee’s gross income for the taxable year in which contributed (except amounts contributed to a plan qualifying under Section 401(k) of the Code as salary reduction contributions or to a cafeteria plan under Section 125 of the Code), or any distributions from a plan of deferred compensation, (iv) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Eligible Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (v) amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option, (vi) forgiveness of debt income, and (vii) life insurance premiums paid by the Company.  Notwithstanding the foregoing, for purposes of allocating Company contributions or forfeitures for a Plan Year in which a Participant begins or resumes participation in the Plan, such Participant’s Compensation shall be determined without applying the limitation in clause (i) of the preceding sentence, but such Participant’s Compensation for such Plan Year shall not include any amounts paid to him prior to the date on which he became (or again qualified as) an Employee.

Notwithstanding the foregoing, the maximum amount of an Eligible Employee’s Compensation which shall be taken into account under the Plan for any Plan Year (the “Maximum Compensation Limitation”) shall be $245,000 for Plan Years beginning on or after January 1, 2009.  This dollar amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code.  For any Plan Year of fewer than twelve months, the Maximum Compensation Limitation shall be reduced to the amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan Year and a denominator equal to twelve.

Effective January 1, 2008, “Compensation” shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Company maintaining the Plan (or any other entity that is treated as the Company pursuant to Code Section 414(b), (c), (m) or (o)).  However, amounts described in subsections (a) and (b) below may only be included in Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the Plan Year that includes the date of such severance from employment.  Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(a)           Compensation shall include regular pay after severance of employment if:

(i)                                     The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)                                  The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Company.

(b)           Leave cashouts shall be included in Compensation, if those amounts would have been included in the definition of Compensation if they were paid prior to the participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued.  In addition, deferred compensation shall be included in Compensation, if the compensation would have been included in the definition of Compensation if it had been paid prior to the participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Company and only to the extent that the payment is includible in the participant’s gross income.

(c)           Compensation does not include payments to an individual who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service.

(d)           Compensation does not include compensation paid to any participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

Administrative delay (“the first few weeks”) rule.  Compensation for a Plan Year shall not include, amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates.  However, Compensation for a Plan Year shall include amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated participants, and no compensation is included in more than one Plan Year.

Effective January 1, 2008, notwithstanding the foregoing, Participants may not make Compensation Deferrals with respect to amounts that are not Section 415 Compensation.  However, for this purpose, Section 415 Compensation is not limited to the annual compensation limit of Code Section 401(a)(17).

Effective January 1, 2009, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

“Compensation Deferral Account” shall mean the Account maintained for each Participant that is credited with Company payments to the Plan attributable to the Participant’s Compensation Deferrals that are credited in accordance with Section 3.2 on behalf of each such Employee, together with the allocations thereto as required by the Plan.

“Compensation Deferrals” shall mean an amount contributed to the Plan by the Company in lieu of being paid to a Participant as salary or wages.  Compensation Deferrals shall be made under salary reduction arrangements between each Participant and the Company with respect to salary or wages not yet paid or otherwise available to the Participant as of the date of the Participant’s election under the arrangement.  Section 3.2 contains the provisions under which Compensation Deferrals may be made.

“Disability” shall mean the total and permanent incapacity, as determined by the Committee based upon competent medical advice, of a Participant to render substantial services to the Company by reason of mental or physical disability.

“Effective Date” shall mean January 1, 1984, which was the original effective date of the Plan.  This amendment to and restatement of the Plan is effective as of January 1, 2010, except as otherwise specified herein.

“Eligible Employee” shall mean any Employee of the Company, except that there shall be excluded (i) all leased employees who are not classified by the Company, in its discretion, as employed by the Company or a Participating Affiliate but who provide services to the Company or a Participating Affiliate through an agreement between the Company or a Participating Affiliate and any other person (such a leased employee shall be excluded regardless of whether he works on a substantially full-time basis, regardless of the period of his services, and regardless of who primarily directs or controls such services), (ii) those Employees covered by a collective bargaining agreement between the Company and any collective bargaining representative if retirement benefits were the subject of good faith bargaining between such representative and the Company, unless the Employee is a member of a group of employees to whom the Plan has been extended by such a collective bargaining agreement, (iii) Employees who are nonresident aliens and receive no United States source income, and (iv) effective from February 1, 1999 through December 31, 2002, for purposes of making Compensation Deferrals, anyone who is eligible to participate in The Macerich Company Executive Officer Salary Deferral Plan, and (v) effective from January 1, 2003 though March 31, 2004, for purposes of making Compensation Deferrals, anyone who is eligible or, as of January 1, 2002, was eligible to participate in The Macerich Company Executive Officer Salary Deferral Plan.

For purposes of this definition of “Eligible Employee,” and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company, in its discretion, as employees under Section 3121(d) of the Code (including, but not limited to, individuals classified by the Company as independent contractors and non-employee consultants) and individuals who are classified by the Company, in its discretion, as employees of any entity other than the Company or a Related Company (other than “leased employees” as defined in Section 414(n) of the Code or other individuals required to be treated as employed by the Company or a Related Company under Section 414(o) of the Code) do not meet the definition of Eligible Employee and are ineligible for benefits under the Plan, even if the classification by the Company is determined to be erroneous, or is retroactively revised.  In the event the classification of an individual who is excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Eligible Employee and shall be ineligible for benefits for all periods prior to the date the Company determines its classification of the individual is erroneous or should be revised.  The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the amendment of this definition of “Eligible Employee.”

“Eligibility Computation Period” shall mean:

(a)           The 12-consecutive month period commencing with the first day that an Employee completes an Hour of Service for the Company or a Related Company;

(b)           The first 12-consecutive month period coinciding with the Plan Year which includes the first anniversary of the first day that an Employee completes an Hour of Service for the Company or a Related Company; and

(c)           Succeeding 12-consecutive month periods coinciding with the Plan Year.

Notwithstanding the above, if an Employee completes more than 500 Hours of Service during any such Eligibility Computation Period and then fails to complete more than 500 Hours of Service during a subsequent Eligibility Computation Period, then future Eligibility Computation Periods shall be measured from the first day that the Employee completes an Hour of Service following the Eligibility Computation Period in which the Employee has been credited with not more than 500 Hours of Service.  In addition, any reemployed individual described in the preceding sentence who terminates employment again shall measure Eligibility Computation Periods from the date of subsequent reemployment if no Hours of Service are performed during an Eligibility Computation Period ending subsequent to the termination.

“Employee” shall mean every person who renders services to the Company or a Related Company in the status of an “employee” as the term is defined in Section 3121(d) of the Code.

“Employer Profit Sharing Contributions” shall mean an amount contributed to the Plan by the Company in accordance with Section 3.3.

“Employer Profit Sharing Contributions Account” shall mean the Account maintained for each Participant that is credited in accordance with Section 3.3 on behalf of each such Participant.

“Employment” shall mean that period of actual service to the Company or a Related Company as an Employee following an Employee’s date of employment, or his most recent date of reemployment, whichever is later.  It shall also include the following period or periods of absence from actual service if the Employee was in the service of the Company or a Related Company on the day prior to such a period:

(a)  Service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Company pursuant to the provisions of Section 2021 et seq. of Title 38 of the United States Code, provided that the Employee returns to work within the time period specified in such provisions.

(b)  Leaves of absence granted (either before or after the absence) by the Company in accordance with nondiscriminatory policies for any purpose, including, but not limited to, sickness or accident, or for the convenience of the Company, and vacation periods and temporary layoffs for lack of work.

“Entry Date” shall mean the first day of each of first, fourth, seventh, and tenth months in a Plan Year (January 1, April 1, July 1, and October 1).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Fiduciary” shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term “Named Fiduciary” with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

“Highly Compensated Employee” shall mean:

(a)           Any Employee who performs services for the Company or any Related Company who (i) was a 5% owner of the Company or any Related Company at any time during the Plan Year or the preceding Plan Year; or (ii) for the preceding Plan Year, received compensation from the Company or any Related company in excess of $110,000 for 2009 (as adjusted pursuant to Section 415(d) of the Code) and for the preceding Plan Year was a member of the “top-paid group” for such year.

(b)           Any Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, who performs no services for the Company or any Related Company during the current Plan Year, and who met the description in (a) above for the year of his separation or any year after he attained age 55.

(c)           The top-paid group for a Plan Year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(5) of the Code and Treasury Regulations thereunder.  For purposes of this definition of “Highly Compensated Employee”, “compensation” means compensation within the meaning of Section 415(c)(3) of the Code, but including qualified transportation fringes and elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

(d)           This definition of “Highly Compensated Employee” shall be effective for Plan Years beginning on or after January 1, 1997, except that for purposes of determining if an Employee was a Highly Compensated Employee in 1997, this definition will be treated as having been in effect in 1996.

“Hour of Service” shall mean an hour

(a)           for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Related Company;

(b)           for which the Employee is paid or entitled to payment by the Company or a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or

(c)           for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Company.

The following additional rules shall apply in calculating Hours of Service:

(a)           No more than 501 Hours of Service are required to be credited to an Employee on account of any single period during which the Employee performs no duties;

(b)           An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws;

(c)           Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

(d)           A payment shall be deemed to be made by or due from a Company or Related Company regardless of whether such payment is made by or due from the Company or a Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company or a Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate; and

(e)           No more than one Hour of Service shall be credited with respect to any hour of time.

The definition of “Hour of Service” set forth herein shall also be construed in accordance with, and shall include any additional periods of service, that may be required by regulations promulgated by the United States Department of Labor.  The hour of service rules stated in the Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference.

“Investment Fund” shall mean one of the funds established by the Committee for the investment of the assets of the Plan pursuant to Section 3.7.

“Investment Manager” shall mean a Fiduciary designated by the Committee under the Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (i) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank, as defined in that Act; or (3) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (ii) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

“Macerich Stock” shall mean the common stock of The Macerich Company.

“Normal Retirement Age” shall mean a Participant’s 65th birthday, or, if later, the fifth anniversary of the date the Participant commences participation in the Plan.

“One-Year Break in Service Year” shall mean any Plan Year in which an Employee fails to complete more than 500 Hours of Service.  Notwithstanding the preceding sentence and solely for purposes of this paragraph, if an Employee fails to complete more than 500 Hours of Service during a Plan Year by reason of an absence that arises because of her pregnancy, the birth or adoption of the Employee’s child (or child care for a period immediately following such birth or adoption), such Employee shall not necessarily incur a One-Year Break in Service Year; rather, the Employee shall be credited for such Plan Year with (i) the Hours of Service for which the Employee would have received credit (but for such absence), if determinable, or (ii) eight Hours of Service per day during such absence.  If a One-Year Break in Service Year would not occur in the Plan Year that includes the beginning of such absence even in the absence of the preceding sentence, the Employee shall receive credit for the hours specified under (i) or (ii) above in the Plan Year immediately following the Plan Year in which such absence initially occurs solely to prevent the occurrence of a One-Year Break in Service Year in such Plan Year.  Notwithstanding any other provision of this paragraph, any Employee shall not be credited with more than 501 Hours of Service by reason of such absence.

“Participant” shall mean any Eligible Employee who becomes eligible for participation in accordance with the provisions of the Plan.

“Participating Affiliate” shall mean, effective as of January 1, 2006, any employer that becomes a Related Company, unless the Committee determines that such employer shall not be covered by the Plan.  A Participating Affiliate, who is covered by this Plan, agrees to be bound by any Plan or Trust amendment adopted by the Board of Directors or the Committee, by any person to whom the Board or the Committee has delegated its authority to adopt the amendment, or by any other method of amendment permitted under the Plan.  If a Participating Affiliate ceases to be a Related Company, except by merger with its parent, the employment of each Employee of the Participating Affiliate shall be deemed to have terminated for purposes of the Plan, except to any extent any such Employee is required by law to continue to be treated under the Plan as an Employee of the Company.

“Plan” shall mean The Macerich Property Management Company 401(k) Profit Sharing Plan as set forth herein, now in effect or hereafter amended.

“Plan Year” shall mean the twelve-consecutive month period ending on each December 31.  The Plan Year shall be the limitation year for purposes of Section 415 of the Code.

“Related Company” shall mean (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which the Company is a component member, (ii) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder, (iii) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company or a Related Company is a member, and (iv) any organization which is required by regulations issued under Section 414(o) of the Code to be treated as a Related Company.  For the purposes of Article IV of the Plan the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.  The term “Related Company” shall also include each predecessor employer to the extent required by Section 414(a) of the Code.  Notwithstanding the foregoing, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under clauses (i) through (iv) above.

“Rollover Account” shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan in accordance with Section 3.4 as an Eligible Rollover Distribution (as such term is defined in Section 6.7(b)) pursuant to Section 402(c) of the Code, together with the allocations thereto as required by the Plan.

“Safe Harbor Matching Account” shall mean the Account maintained for a Participant that is credited with payments to the Plan by the Company and any Participating Affiliate in accordance with Section 3.10 of the Plan on behalf of such Participant, together with the allocations thereto as required by the Plan.

“Safe Harbor Matching Contribution” shall mean an amount contributed to the Plan by the Company and any Participating Affiliate in accordance with Section 3.10 of the Plan.

“The Macerich Company” shall mean The Macerich Company, a Maryland corporation, an affiliate of the Company.

“Trust” shall mean the trust which is established to hold and invest contributions under the Plan.

“Trustee” (or “Trustees,” if more than one is appointed and acting) shall mean the trustee or trustees, whether original or successor, appointed under the Trust.

“Year of Eligibility Service” shall mean each Eligibility Computation Period during which the Employee is credited with at least 1,000 Hours of Service.

ARTICLE II

PARTICIPATION

Section 2.1 -       Eligibility Requirements.

Each Eligible Employee who was a Participant on December 31, 2000, shall continue as a Participant.  Each other Employee shall become a Participant on the Entry Date coinciding with or immediately after the later of (i) his completion of one Year of Eligibility Service, or (ii) the date on which he attains age 21; provided that he is an Eligible Employee on such Entry Date.

Section 2.2 -       Participation.

Participation of a Participant shall commence as of the Entry Date specified in Section 2.1, 2.3 or 2.6, as applicable, and shall continue during the Participant’s Employment with the Company and until the occurrence of a Break in Employment or until the Participant is no longer an Eligible Employee.

An Eligible Employee on Approved Absence shall not become a Participant until the end of his Approved Absence; but a Participant who is on Approved Absence shall continue as a Participant during the period of his Approved Absence.

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 2.3 -       Reemployment.

(a)           An Eligible Employee who has met the eligibility requirements described in Section 2.1 but who incurs a Break in Employment prior to becoming a Participant and is later reemployed as an Eligible Employee shall become a Participant as of the Entry Date which falls on or immediately after the date of his reemployment; provided that he is an Eligible Employee on such Entry Date.

(b)           A Participant who incurs a Break in Employment and is later reemployed as an Eligible Employee shall resume participation immediately upon his reemployment.

(c)           An Employee who incurs a Break in Employment prior to having a vested interest in an Account attributable to Company Contributions, Compensation Deferrals or Employer Profit Sharing Contributions under the Plan, shall forfeit all Years of Eligibility Service prior to the break if, during the Break in Employment, the Employee incurred a number of One-Year Break in Service Years at least equal to the greater of five or the aggregate number of Years of Eligibility Service the Employee had in the Plan before the Break in Employment.  For the purpose of this subsection only and notwithstanding anything to the contrary in the Plan, a One-Year Break in Service Year shall be computed with reference to Eligibility Computation Periods, not Plan Years.

Section 2.4 -       Designation of Beneficiary.

Upon forms provided by the Committee, each Eligible Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Employee desires to receive any benefits payable under the Plan in the event of such Employee’s death.  A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee.  However, if a married Participant wishes to designate a person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public.  The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides.  Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations.  The Company, the Committee and the Trustee may rely upon a Participant’s designation of Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.  Upon the dissolution of marriage of a Participant, any designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 2.4 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary.  In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.

Section 2.5 -       Designation of Investments.

(a)           Subject to the restrictions contained herein and in Section 3.7, each Participant shall designate on a form provided by the Committee whether and to what extent the contributions allocated to his Accounts are to be invested in the respective Investment Funds.  Any Participant who does not notify the Committee of his initial choice of Investment Fund(s) shall be deemed to have elected the “default fund” designated by the Committee and announced to Participants in accordance with Section 3.7.

(b)           A Participant may change the designation of Investment Funds for the investment of new contributions as well as change the allocation of his Accounts among the Investment Funds, each in accordance with Section 3.7.

(c)           A former Participant who has deferred distribution of his Accounts may continue to designate the Investment Funds for the investment of his Accounts in accordance with this Section 2.5 and Section 3.7.

(d)           Notwithstanding anything in this Section 2.5 to the contrary, the Committee in a uniform and nondiscriminatory manner may decline to implement, in full or in part, investment instructions submitted by a Participant for a transfer of amounts credited to his or her Accounts into or out of an Investment Fund in the event that the manager of such Investment Fund determines and communicates or has communicated to the Committee that such transfers must be restricted to remedy trading activity, trading patterns, or trading practices in such Investment Fund that (i) are not in accordance with the applicable Investment Fund prospectus, (ii) may reasonably be characterized as excessive, (iii) may impose undue costs or administrative burdens on such Investment Fund, (iv) may adversely impact the performance of such Investment Fund, (v) may prevent such Investment Fund from operating in a manner consistent with its investment or administrative guidelines, or (vi) may prevent such Investment Fund from achieving its investment objectives.

Section 2.6 -       Special Rules for Employees of Acquired Properties.

(a)           Notwithstanding any provisions contained herein to the contrary (but subject to the nondiscrimination rules of Section 401(a)(4) of the Code), in the event that the Company or a Participating Affiliate acquires a direct or indirect interest in, or agrees to become the manager of, a shopping mall or other property and the Committee or its delegate determines that this Section 2.6 shall apply with respect to such property, an individual who was employed in the management of such property immediately prior to such acquisition, or commencement of such management, and who becomes an Employee of the Company or a Participating Affiliate shall, for purposes of eligibility under this Plan, be credited with service in the management of such property prior to the acquisition, or commencement of management, by the Company or a Participating Affiliate.

(b)           Each Employee described in Section 2.6(a) shall become a Participant on and shall have an Entry Date which is the first day of the month coinciding with or immediately after his completion of the applicable employment probationary period with the Company or a Participating Affiliate (which in no case shall exceed 90 days); provided that he (i) has then completed one Year of Eligibility Service (including for this purpose, service described in Section 2.6(a)), (ii) has then attained age 21, and (iii) is then an Eligible Employee.  For an Employee described in Section 2.6(a) who does not satisfy the requirements of the preceding sentence, such Employee shall become a Participant on the Entry Date generally applicable under the Plan coinciding with or immediately after the later of (i) his completion of the applicable employment probationary period with the Company or a Participating Affiliate (which in no case shall exceed 90 days), (ii) his completion of one Year of Eligibility Service (including for this purpose, service described in Section 2.6(a)), or (iii) the date on which he attains age 21; provided that he is an Eligible Employee on such Entry Date.

Section 2.7 -       Electronic Media.

(a)           The Committee may require or permit Participant (or Beneficiary, as the context may require) elections and/or consents under this Plan to be made by means of such electronic media as the Committee may prescribe.

(b)           Unless otherwise permitted under ERISA and the Code or regulations promulgated thereunder, the provisions of this Section 2.7 shall not affect the requirement that Beneficiary designations be in writing in accordance with Section 2.4 and that hardship distribution requests be in writing in accordance with Section 6.4.

(c)           A Participant’s consent to distribution, request for a withdrawal or loan, or other form of election permitted by electronic media under this Plan or by the Committee, together with the cashing of any check subsequently issued by this Plan (whether or not endorsed), shall constitute written consent for purposes of this Plan (including, without limitation and in the case of loans under Section 9.11, agreement to the terms of the loan and the related promissory note), the Code (including, without limitation, Section 411(a)(11), and ERISA (including, without limitation, Section 203(e)).

(d)           Reasonable efforts will be used to process electronic media consents and elections made under this Plan.  Notwithstanding the preceding sentence or anything else in this Plan to the contrary, neither the Company, the Committee, the Trustee nor any other person guarantees that any consent or election will be so processed.  The Committee may adopt new or alternative rules for electronic media consents and elections as it deems appropriate in its sole and complete discretion (including, without limitation, eliminating any electronic media system and re-implementing a requirement of written forms, establishing the effective date and the notice date for any type of consent or election and limiting the number of any particular elections that may be made by a Participant during any specified period).  In order to be effective, each consent and/or election must be made on such other rules as the Committee may prescribe.

ARTICLE III

CONTRIBUTIONS

Section 3.1 -       Company Contributions.

(a)           The Company and each Participating Affiliate shall contribute to the Trust for each Plan Year, the amounts required pursuant to Section 3.2, and may contribute amounts pursuant to Section 3.10.

(b)           In no event shall the aggregate contribution for any Plan Year made by the Company and any Participating Affiliates under Sections 3.2, 3.4 and 3.10, and under any other profit sharing or stock bonus plan(s) maintained by the Company or a Participating Affiliate, exceed 15% of the Compensation paid or accrued to all Participants, plus the amount of any “unused pre-87 limitation carryforwards” available under Section 404(a)(3)(A) of the Code.  The Compensation taken into account for purposes of the preceding sentence shall be Compensation paid or accrued during the Company’s taxable year ending with or within the Plan Year to which the Company contribution relates, but shall not include any salary reduction contributions which are excludable from Participants’ income in accordance with Code Sections 125 or 402(g).

Section 3.2 -       Compensation Deferrals.

(a)           Effective January 1, 2006, subject to the limitations in Sections 3.1, 3.6, 3.7 and 4.1, each Participant may elect Compensation Deferrals, in the manner prescribed by the Committee, in whole percentages from 1% to 50% of the Participant’s Compensation.  A Participant’s election to commence Compensation Deferrals shall be effective at the time established by the Committee, but no earlier than the first day of the first payroll period commencing after the Committee’s receipt of such election.  The Committee may adopt rules establishing the specific pay periods for which Compensation Deferrals may be made.  The Participant’s Compensation shall be reduced by the amount of his Compensation Deferrals, which shall be credited to the Participant’s Compensation Deferral Account, and shall be made in accordance with rules established by the Committee.

(b)           A Participant’s Compensation Deferral percentage will remain in effect, notwithstanding any change in Compensation, until the Participant elects to change the percentage.  A Participant may elect at any time to suspend, change or resume Compensation Deferrals, provided he makes an election in the manner prescribed by the Committee.  The Committee may permit telephonic elections and may adopt rules specifying the frequency with which elections may be changed and the effective times of such change elections.  After the Committee receives a Participant’s election to suspend, change or resume Compensation Deferrals, such election shall be effective no earlier than the first day of the first payroll period following the Committee’s receipt of such election.

(c)           To make Compensation Deferrals under this Section 3.2, the Company will reduce the Participant’s Compensation in the amount authorized by the Participant and make a contribution to the Trustee equal to such reduction as of the earliest date on which such amount can reasonably be segregated from the Company’s general assets; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the date on which such amount would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA.  Compensation Deferrals constitute Company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k).

(d)           As of the last day of the Plan Year, the Committee shall determine the amount of Compensation Deferrals in excess of those permitted under Section 3.6 of the Plan, and any excess shall be distributed to the Participant responsible for the excess Compensation Deferral in accordance with the Code, Treasury Regulations and Section 3.6.

(e)           Participants who are eligible to make Compensation Deferrals under the Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions to the Plan with respect to such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Notwithstanding anything herein to the contrary, such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  Notwithstanding anything herein to the contrary, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Section 3.3 -       Employer Profit Sharing Contributions.

Subject to the limitations of Sections 3.1 and 4.1, the Board of Directors, in its sole discretion, may provide that the Company and each Participating Affiliate shall make an Employer Profit Sharing Contribution for any Plan Year.  The amount and timing of any such contribution shall be determined by the Board.  As of the last day of the payroll period in which an Employer Profit Sharing Contribution is made, there shall be allocated to the Employer Profit Sharing Contributions Account of each Qualified Participant (as hereinafter defined) an amount equal to that portion of the total allocable Employer Profit Sharing Contribution that the Qualified Participant’s Compensation for the Plan Year with respect to which the contribution is being made bears to the total Compensation of all such Qualified Participants for the Plan Year with respect to which the contribution is being made.  For purposes of this Section 3.3, a “Qualified Participant” means a Participant:  (i) who was credited with at least 1,000 Hours of Service during the Plan Year with respect to which the contribution pursuant to this Section 3.3 is being made and who was a Participant on the related Anniversary Date; or (ii) who terminated employment during the Plan Year with respect to which the contribution is being made due to Disability, death, or retirement on or after attaining Normal Retirement Age.

The term Compensation is used in this Section 3.3 as defined in Section 1.2; provided, however, that, unless otherwise provided by the Board of Directors with respect to a particular Plan Year, Compensation for purposes of this Section 3.3 includes amounts that would otherwise constitute Compensation under Section 1.2 but for the exclusion from Compensation under Section 1.2 of amounts paid to Eligible Employees prior to the date on which they became Participants pursuant to Section 2.1 or 2.3, as applicable.

Notwithstanding anything herein to the contrary, neither the Company nor any Participating Affiliate shall make an Employer Profit Sharing Contribution for any Plan Year that begins after December 31, 2003.

Section 3.4 -       Rollover Contributions.

(a)           Effective April 1, 1999, an Eligible Employee (regardless of whether he has satisfied the participation requirements of Section 2.1 or 2.3, as applicable) who has received an Eligible Rollover Distribution (as defined in Section 6.7(b)) from an Eligible Retirement Plan (as defined in Section 6.7(b)) may, in accordance with procedures approved by the Committee, transfer the distribution received from the other plan to the Trust;  provided, however,  that the Eligible Rollover Distribution (i) is eligible for rollover treatment and exclusion from the gross income of the Participant in accordance with Section 402(c) of the Code, and (ii) does not include any after-tax contributions.

(b)           The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 3.4.  Upon approval by the Committee, the amount transferred shall be deposited in the Trust and shall be credited to an account which shall be referred to as the “Rollover Account.”  Such account shall be 100% vested in the Eligible Employee and shall share in income allocations as provided in the Plan, but shall not share in Company contribution allocations.  Upon termination of employment, the total amount of the Eligible Employee’s Rollover Account shall be distributed in accordance with Article VI.

(c)           Upon such transfer by an Eligible Employee who has not yet completed the participation requirements of Section 2.1 (or 2.3, if the Eligible Employee had no other interest in the Plan upon his date of reemployment), his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

Section 3.5 -       Section 402(g) Limit on Compensation Deferrals.

(a)           Compensation Deferrals made on behalf of any Participant under the Plan and all other plans (which are described in Section 3.5(c)) maintained by the Company or a Related Company shall not exceed the limitation under Code Section 402(g)(1) for the taxable year of the Participant, as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year.

(b)           In the event that the dollar limitation provided for in Section 3.5(a) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the first March 1 following the close of the Participant’s taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by the first April 15th thereafter.

(c)           In the event that a Participant is also a participant in (i) another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, (ii) a simplified employee pension, as defined in Section 408(k) of the Code, or (iii) a salary reduction arrangement, within the meaning of Section 3121(a)(5)(D) of the Code, and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and the Plan cumulatively exceed the dollar limit under Section 3.5(a) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Compensation Deferrals made on his behalf under the Plan be reduced by an amount specified by the Participant.  The Committee may then determine to distribute such excess in the same manner as provided in Section 3.5(b).

Section 3.6 -       Section 401(k) Limitations on Compensation Deferrals.

(a)           The Committee will estimate, as soon as practical before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Compensation Deferral treatment under Section 401(k) of the Code may not be available to any Participant or class of Participants.  In accordance with any such estimate, the Committee may modify the limits in Section 3.2(a), or set initial or interim limits, for Compensation Deferrals relating to any Participant or class of Participants.  These rules may include provisions authorizing the suspension or reduction of Compensation Deferrals above a specified dollar amount or percentage of Compensation.

(b)           For each Plan Year, an actual deferral percentage will be determined for each Participant equal to the ratio of the total amount of the Participant’s Compensation Deferrals allocated under Section 3.2(a) for the Plan Year divided by the Participant’s Compensation in the Plan Year.  For purposes of this Section 3.6, “Compensation” shall meet the requirements of Section 414(s) of the Code and Treasury Regulations issue thereunder, and shall include qualified transportation fringes and elective or salary reduction contributions to a cafeteria plan or cash or deferred arrangement, other than a tax-sheltered annuity under Code Section 403(b).  An Employee’s Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant.  Except as otherwise provided in this Section 3.6(b), with respect to Participants who have made no Compensation Deferrals under the Plan, such actual deferral percentage will be zero.

(c)           The average of the actual deferral percentages for Highly Compensated Employees in any Plan Year beginning on or after January 1, 1997 (the “High Average”) when compared with the average of the actual deferral percentages for

Non-Highly Compensated Employees in the preceding Plan Year (the “Low Average”) must meet one of the following requirements:

(1)   The High Average is no greater than 1.25 times the Low Average; or

(2)   The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(d)           If, at the end of a Plan Year, a Participant or class of Participants has excess Compensation Deferrals, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(1)   Excess Compensation Deferrals, and any earnings attributable thereto through the end of the Plan Year, may be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to which the excess Compensation Deferrals relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.

Any such excess Compensation Deferrals distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under Section 3.5(b) for the Participant’s taxable year ending with or within such Plan Year.

(2)   The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of some or all Non-Highly Compensated Employees (as determined by the Company) who have (i) met the eligibility requirements of Section 2.1 or Section 2.3, as applicable, and (ii) who are Eligible Employees on the last day of the Plan Year.  Such contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions which are applicable to Compensation Deferrals.  Such contributions shall be considered “Qualified Non-Elective Contributions” under applicable Treasury Regulations.

(e)           Excess Compensation Deferrals for Plan Years beginning on or after January 1, 1997 shall be determined by the Committee in accordance with this Section 3.6(e).  The Committee shall calculate a tentative reduction amount to the Compensation Deferrals of the Highly Compensated Employee(s) with the highest actual deferral percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in (c) above, or to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated Employee(s) with the next-highest actual deferral percentage, and the process shall be repeated until the limits in (c) above are satisfied.  The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Contributions”.  The entire aggregate amount of the Refundable Contributions shall be refunded to Highly Compensated Employees.  The amount to be refunded to each Highly Compensated Employee (which shall constitute his excess Compensation Deferrals) shall be determined as follows:  (i) the Compensation Deferrals of the Highly Compensated Employee(s) with the highest dollar amount of Compensation Deferrals shall be refunded to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Compensation Deferrals of such Highly Compensated Employee(s) to equal the dollar amount of Compensation Deferrals of the Highly Compensated Employee(s) with the next-highest Compensation Deferrals, and (ii) the process in the foregoing clause shall be repeated until the total amount of Compensation Deferrals refunded equals the total amount of Refundable Contributions.  The earnings attributable to excess Compensation Deferrals will be determined in accordance with Treasury Regulations.  The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s excess Compensation Deferrals and earnings attributable to the Compensation Deferrals.

(f)            If the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.2 would cause Company contributions under this and any other tax-qualified retirement plan maintained by any Company to exceed the applicable deduction limitations contained in Section 404 of the Code, or to exceed the maximum Annual Addition determined in accordance with Article IV, the Committee may treat such amount in accordance with the rules in Section 3.6(d)(1).

(g)           In the discretion of the Committee, the tests described in this Section 3.6 may be applied by aggregating the Plan with any other defined contribution plans permitted under the Code.  For purposes of determining whether the Plan satisfies the requirements of this Section 3.6, all Compensation Deferrals and Elective Contributions under any other Plan maintained by the Company which is aggregated with the Plan for purposes of Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan.  Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this Section 3.6, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

(h)           Notwithstanding anything herein to the contrary, nothing in subsections (a) through (g) of this Section 3.6 shall apply for any Plan Year that begins after December 31, 2003.

Section 3.7 -       Investment Funds.

(a)           Separate Investment Funds shall be established and maintained by the Committee under the Plan.  The Committee may, in its discretion, terminate any Investment Fund.  Pursuant to Section 7.3(b), the Committee shall determine the number of Investment Funds and the Committee, the Trustee or the Investment Manager, whichever is applicable, shall determine the investments to be made under each of the

Investment Funds.  One Investment Fund shall be The Macerich Company Common Stock Fund, which is a pool of assets maintained by the Trustee, invested in Macerich Stock (except for cash or cash equivalents pending distribution or investment and a short-term investment component which may be retained in the Committee’s discretion to provide liquidity for such fund).  The Committee shall establish such rules as it deems appropriate for determining the purchase price of any shares purchased under The Macerich Company Common Stock Fund; provided, that in no event shall the minimum purchase price per share be less than the par value thereof.  Any cash dividends on Macerich Stock in The Macerich Company Common Stock Fund shall be reinvested in Macerich Stock.

(b)           Effective as of December 1, 2006, pursuant to rules established by the Committee and subject to the provisions of this Section 3.7, each Participant shall have the right and obligation to designate in which of the Investment Funds his Accounts will be invested, and to change such designation. The designation shall be made in a manner and on such forms as are established by the Committee or pursuant to such other methods (including telephonic transfers or via the internet) authorized by the Committee.  The Committee shall describe to the Participants the investments to be made under each Investment Fund in such detail as the Committee deems appropriate in its sole and absolute discretion.

The amount of Trust assets that may be invested in The Macerich Company Stock Fund will be the amount selected by the Participants to be so invested.  Notwithstanding anything to the contrary in this Section 3.7 or in Section 2.5, when the amounts in a Participant’s Accounts invested in The Macerich Company Common Stock Fund equal to or exceed 25%, then the Participant may not transfer any additional amounts from other Investment Funds to The Macerich Company Common Stock Fund. However, more than 25% of the value of a Participant’s Accounts may otherwise be invested in the Macerich Company Common Stock Fund, for example, as a result of the appreciation and dividends increasing the value of the Macerich Company Common Stock, or because of losses or other relative reduction in value of the portion of a Participant’s Account invested in the other Investment Funds. Should the investment in The Macerich Company Common Stock Fund become less than 25% of a Participant’s Accounts, the Participant may transfer additional amounts from other Investment Funds to The Macerich Company Common Stock Fund so that no more than 25% of the value of the Participant’s Accounts is invested in The Macerich Company Common Stock Fund.

Notwithstanding anything to the contrary in this Section 3.7 or in Section 2.5, a Participant may not allocate more than 25% of any contributions, to the Plan, including Compensation Deferrals, Catch-Up Contributions, Matching Contributions or Rollover Account to The Macerich Company Common Stock Fund.

If a Participant does not make an election with respect to the investment of his Accounts, they will be invested in the “default” Investment Fund selected by the Committee.

If the Participant makes an election that cannot be implemented (e.g., the Participant either: (a) allocates more than 25% of his deferrals to The Macerich Company Common Stock Fund at any time;  or (b) has elected to transfer amounts from Investment Funds to The Macerich Company Common Stock Fund that would result in more than 25% of the value of a Participant’s Accounts being invested in The Macerich Company Common Stock Fund), the record keeper for the Plan will reject the election by the Participant in its entirety and notify the Participant.

The Committee may establish other rules, regulations, and procedures regarding the Investment Funds as it deems appropriate in its sole and absolute discretion.

(c)           After the Committee has made the annual allocations to the Accounts for each Participant pursuant to Section 3.9, it shall notify each Participant with respect to the status of such Participant’s Accounts as of such date.  Such notification shall in any event be made not later than 180 days after the end of each Plan Year.  The total amounts to credited to each Participant’s Accounts shall represent each Participant’s contingent share of the Trust as of such date.  In addition, the Committee may notify each Participant of the status of his Accounts as of any other date chosen by the Committee.  Such allocation and notification shall not vest in any Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth herein.  Neither the Company, the Trustee, nor the Committee to any extent warrants, guarantees or represents that the value of any Participant’s Accounts at any time will equal or exceed the amount previously allocated or contributed thereto.

(d)           For such period of time that The Macerich Company is intended to qualify as a “real estate investment trust” within the meaning of Section 856 of the Code, no Participant shall invest any portion of his Accounts in The Macerich Company Common Stock Fund to the extent that such investment would cause the Participant to own (or be deemed to own, after taking into consideration the constructive ownership rules applicable to Section 856(h)(i)(A) of the Code) more than 9.8% of the outstanding stock of The Macerich Company.  The Committee may adopt such other rules or more restrictive limitations as it deems advisable with respect to Participant investments in The Macerich Company Common Stock Fund in order to assure that The Macerich Company does not become “closely held” within the meaning of Section 856(a)(6) of the Code.

(e)           The Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder.  As a result, with respect to elections described in the Plan and any other exercise of control by a Participant or his Beneficiary over assets in the Participant’s Accounts, such Participant or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Board, the Committee, the Company, an Investment Manager nor any other person or entity which is otherwise a Fiduciary shall be liable for any loss or liability which results from such Participant’s or Beneficiary’s exercise of control.

The Committee shall provide to each Participant or his Beneficiary the information described in Section 2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations.  Upon request by a Participant or his Beneficiary, the Committee shall provide the information described in Section 2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information regarding to the purchase, sale, and holding of Macerich Stock under or through The Macerich Company Common Stock Fund, and the exercise of voting, tender and similar rights with respect to such stock by a Participant or his or her Beneficiary.  Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

In the event of a tender or exchange offer with respect to The Macerich Company, or in the event of a contested election with respect to the Board of Directors of The Macerich Company, the Company shall, at its own expense, appoint an independent Fiduciary to carry out the Committee’s administrative functions with respect to The Macerich Company Common Stock Fund.  Such independent Fiduciary shall not be an “affiliate” of the Company as such term is defined in Section 2550.404c-1(e)(3) of the Department of Labor Regulations.

Section 3.8 -       Valuation of Accounts.

(a)           The value of the Accounts invested in the Investment Funds shall be established on each business day by the Trustee or the applicable Investment Manager, and investment gains and losses shall be allocated to such Accounts according to the investment elections of Participants.

(b)           Notwithstanding anything to the contrary herein, if the Committee determines that an alternative method of allocating earnings and losses would better serve the interests of Participants and Beneficiaries or could be more readily implemented, the Committee may substitute such alternative; provided that any such alternative method must result in Plan earnings being allocated on the general basis of Account balances.

(c)           Amounts invested in The Macerich Company Common Stock Fund shall be invested in Macerich Stock (except for cash or cash equivalents pending distribution or investment and a short-term investment component which may be retained in the Committee’s discretion to provide liquidity for such fund).  Cash dividends received on the Company Stock shall be used to purchase additional shares of Macerich Stock.  Stock dividends and stock splits on the Macerich Stock shall be reflected by an adjustment to the number of shares of Macerich Stock held in The Macerich Company Common Stock Fund.

Section 3.9 -       Forfeitures.

Effective January 1, 2007, any amount which has been forfeited under the Plan shall be used as described in this Section 3.9.  Forfeitures during a Plan Year shall be used to reduce the Company’s Safe Harbor Matching Contributions for the Plan Year following the Plan Year in which the forfeiture occurs. The Company may adjust its contribution for any allocation period within the Plan Year in which the forfeitures are to be allocated so that the total amount allocated for the Plan Year is proper.

Section 3.10 -     Safe Harbor Matching Contributions.

(a)           Subject to any applicable limitations contained in Articles III and IV, for each payroll period, the Company and each Participating Affiliate shall make a Safe Harbor Matching Contribution to the Plan for each Participant in an amount equal to the sum of (i) 100 percent of each Participant’s Compensation Deferrals up to three (3) percent of the Participant’s Compensation for that payroll period, and (ii) 50 percent of each Participant’s Compensation Deferrals to the extent the Participant’s Compensation Deferrals exceed three (3) percent, but do not exceed five (5) percent of the Participant’s Compensation for that payroll period.

(b)           The Company and each Participating Affiliate shall pay to the Trustee the Safe Harbor Matching Contribution for any Plan Year within the time prescribed by law, including extensions of time, for the filing of the Company’s or Participating Affiliate’s federal income tax return for the Company’s or Participating Affiliate’s taxable year ending with or within the Plan Year to which the contribution relates, but in all events no later than twelve (12) months after the close of such Plan Year.

(c)           As of the end of each payroll period, the Safe Harbor Matching Contribution for the payroll period shall be allocated to the Safe Harbor Matching Account maintained for the Participant on behalf of whom the Safe Harbor Matching Contribution under Section 3.10(a) was made.

(d)           A Participant’s Safe Harbor Matching Account shall be 100% vested and nonforfeitable.

(e)           The Plan shall be treated as using the current year testing method for purposes of the Treasury Regulations promulgated under Sections 401(k) and 401(m) of the Code.  Except as provided in Regulation Sections 1.401(k)-3(e) and 1.401(k)-3(f), the Plan will fail to satisfy the requirements of Sections 401(k)(12) and 401(m)(11) of the Code for a Plan Year unless the provisions under this Section 3.10 remain in effect for an entire twelve (12) month Plan Year.

If the Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy the requirements of this Section 3.10 merely because the Plan Year has less than twelve (12) months, provided that:

(1)   The Plan satisfied the Actual Deferral Percentage (“ADP”) Test Safe Harbor and/or Actual Contribution Percentage (“ACP”) Test Safe Harbor requirements for the immediately preceding Plan Year; and

(2)   The Plan satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements (determined without regard to Regulation Section 1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following twelve (12) months if the immediately following Plan Year is less than twelve (12) months).

(f)            The Company and each Participating Affiliate intend that the Plan shall be a plan that satisfies the requirements of Sections 401(k)(12) and 401(m)(11) of the Code (a “Safe Harbor 401(k) Plan”).  The Company and each Participating Affiliate shall provide each Eligible Employee with notice of an Eligible Employee’s rights and obligations under a Safe Harbor 401(k) Plan within a reasonable period before any Plan Year and in a manner consistent with Section 401(k)(12)(D) of the Code.

(g)           As detailed in (c) above, Safe Harbor Matching Contributions are made on a payroll period basis.  Effective as of January 1, 2008, on the last day of the Plan Year, a true-up calculation will be performed so that each Participant’s Safe Harbor Matching Contribution will be maximized.  The true-up calculation is performed in recognition of the possibility that a Participant’s Safe Harbor Matching Contribution percentage may not be maximized as a result of: (i) changes to the Participant’s Compensation Deferral percentage during the Plan Year or (ii) the Participant reaching the Code Sections 402(g) and 401(a)(17) limits early in the Plan Year.

Each Plan Year, the Company will perform a “true-up” calculation of the Safe Harbor Matching Contribution.  For any Participant not receiving the maximum available Safe Harbor Matching Contribution, such Participant’s Safe Harbor Matching Contribution will be recalculated as soon as is reasonably possible after the close of each Plan Year to provide that no less than the maximum available match of the annualized Compensation Deferrals will be made to those affected Participants.  The amount, if any, of the true-up Matching Contribution is the excess of:

(1)   Participant’s Compensation Deferrals for the entire Plan Year that do not exceed the annual Safe Harbor Matching Contribution percentage provided in (a) above

Less

(2)   The total amount of Safe Harbor Matching Contributions already contributed to the Participant’s Account for the Plan Year.

The Company will then make an additional Safe Harbor Matching Contribution to any such Participant’s Matching Account so that the Participant receives the maximum available match.

(h)           Catch-up contributions made pursuant to Section 3.2(e) will be taken into account when calculating Safe Harbor Matching Contributions.

(i)            The Company may amend the Plan during a Plan Year to reduce or eliminate prospectively any or all Safe Harbor Matching Contributions under the Plan provided:

(1)   The Committee provides a supplemental notice to the Participants which explains the consequences of the amendment, specifies the amendment’s effective date, and informs Participants that they will have a reasonable opportunity to change their Compensation Deferrals percentages;

(2)   Participants have a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the effective date of the amendment to change their Compensation Deferrals percentages; and

(3)   The amendment is not effective earlier than the later of:

(A)          Thirty (30) days after the Committee gives supplemental notice; or

(B)          The date the Employer adopts the amendment.

If the Company amends the Plan to eliminate or reduce Safe Harbor Matching Contributions, effective during the Plan Year, it must continue to apply all of the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements of the Plan until the amendment becomes effective and also must apply for the entire Plan Year, using current year testing, the ADP test and the ACP test.

(j)            The Company may terminate the Plan during a Plan Year in accordance with Section 8.2 of the Plan and this Section 3.10:

(1)   If the Company terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code Section 410(b)(6)(C), or if the termination is on account of the Company’s substantial business hardship within the meaning of Code Section 412(d), then the Plan remains an ADP Test Safe Harbor and/or ACP Test Safe Harbor Plan provided that the Company satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor provisions through the effective date of the Plan termination.

(2)   If the Company terminates the Plan for any reason other than as described in Section 3.10(j)(1) above, and the termination results in a short Plan Year, the Company must conduct the termination under the provisions of Section 3.10(i) above, except that the Company need not provide Participants with the right to change their Compensation Deferrals percentages.

Section 3.11 -     Divestment of Macerich Stock.

(a)           For Plan Years beginning on or after January 1, 2007, if any portion of the account of a Participant (including, for purposes of this Section 3.11, a beneficiary entitled to exercise the rights of a Participant) attributable to Compensation Deferrals is invested in Macerich Stock, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 3.11(c).

(b)           If any portion of a Participant’s account attributable to Employer Profit Sharing Contributions or Safe Harbor Matching Contributions is invested in Macerich Stock, then a Participant, or a beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 3.11(c).

(c)           For the purposes of this Section 3.11, other investment options must include not less than 3 investment options, other than Macerich Stock, to which the Participant may direct the proceeds of divestment of Macerich Stock required by this Section 3.11, each of which options is diversified and has materially different risk and return characteristics.  The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly.  Except as provided in Treasury Regulations, the Plan may not impose restrictions or conditions on the investment of Macerich Stock which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

(d)           Except as provided in Treasury Regulations or in Code Section 401(a)(35)(F(ii) (relating to certain control groups), a plan holding Employer securities which are not publicly traded Employer securities is treated as holding publicly traded Employer securities if any Employer corporation, or any member of a control group of corporations which includes such Employer corporation (as defined in Code Section 401(a)(35(F)(iii)) has issued a class of stock which is a publicly traded Employer security.

ARTICLE IV

LIMITATION ON ANNUAL ADDITIONS

Section 4.1 -       Limitation on Annual Additions.

Notwithstanding anything else contained herein, the Annual Additions (as defined in Appendix A attached hereto) to all the Accounts of a Participant shall not exceed the lesser of $40,000 (adjusted as permitted under Section 415(d)(1) of the Code and regulations issued thereunder) or 100% of the Participant’s Section 415 Compensation from the Company and all Related Companies during the Plan Year.  This Section 4.1 shall be construed and interpreted in accordance with the provisions of Appendix A attached hereto.

ARTICLE V

VESTING

Section 5.1 -       Fully Vested Accounts.

A Participant’s Accounts shall be 100% vested and nonforfeitable.  Prior to January 1, 2001, however, a vesting schedule applied to Participants’ Employer Profit Sharing Contributions Accounts.  If a former Participant suffered a forfeiture on account of his termination of participation in accordance with Section 5.2(d) of the prior version of this Plan is reemployed as an Employee by the Company before incurring five consecutive One-Year Break in Service Years and repays to the Plan all money distributed from his Employer Profit Sharing Contributions Account prior to 60 months after such reemployment, any amounts so forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the Anniversary Date on which the forfeiture occurred) shall be reinstated to the Participant’s Employer Profit Sharing Contributions Account within a reasonable time after such repayment.  Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same Company (or a Company that is a Related Company to that Company) and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year’s contribution by that Company to the Plan.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 -       Distribution of Benefits.

(a)           Benefits shall become distributable to a Participant or his Beneficiary (in the case of death) upon the Participant’s Break in Employment.

(b)           The amount of the benefits distributable to a Participant shall be the vested amount credited to such Participant’s Accounts as of the date (or, if installments are elected in accordance with Section 6.1(c), dates) on which the amount representing the distribution is liquidated from the appropriate Investment Funds pending distribution.

(c)           Distributions shall be in the form of a single cash lump sum paid as soon as administratively practicable after the date benefits become distributable unless an alternative form of distribution is elected in accordance with this Section 6.1(c).

A Participant may elect an alternate form of distribution (or elect to change a prior alternate form of distribution election) in such manner and at such time as the Committee may prescribe; provided that, in order to be valid, the election must be received by the Committee (or its delegate) prior to the date that benefits are actually paid (or, in the case of installments, the date installments commence).

(d)           The value of the amount distributed in the form of cash from the portion of a Participant’s Accounts invested in The Macerich Company Common Stock Fund shall be the net proceeds at the sale of the Macerich Stock liquidated pending distribution, plus cash for any fractional share which is not liquidated.  If a Participant’s Accounts are invested in The Macerich Company Common Stock Fund on the record date for a dividend payment declared by The Macerich Company on its Common Stock and a distribution from The Macerich Company Common Stock Fund is made to the Participant or his Beneficiary after such record date but before the actual payment of the dividend by The Macerich Company or the crediting of such dividend to the Participant’s Accounts, the Participant’s benefits in respect of such dividend shall be distributed to the Participant as soon as administratively practicable after the date of actual payment of the dividend by The Macerich Company.

(e)           Notwithstanding the foregoing, for all distributions made on or after April 1, 2006, if the nonforfeitable balance in the Participant’s Accounts exceeds $5,000 (or, if greater, such other amount as may be provided for under Section 411(a)(11)(A) of the Code or the Treasury Regulations promulgated thereunder), distribution shall be made upon a Break in Employment only if the Participant so requests or consents to a distribution of the nonforfeitable balance of his Accounts in writing.

(f)            In the event of the death of a Participant prior to distribution, distribution of his Accounts shall be made to his Beneficiary as soon as practicable after the Participant’s death, but in no event shall distribution be made (or installments commence) later than the last day of the calendar year following the calendar year in which the death occurs.  Such distribution shall be made in the form of a single lump sum unless, at the time of the Participant’s or former Participant’s death, he was receiving installment payments or had elected installment payments pursuant to Section 6.1(c), in which case payment shall be made or shall continue to be made in accordance with the installment schedule elected by the Participant or former Participant.

In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(g)           Effective for all distributions made on or after April 1, 2006, in the event a Plan Participant’s nonforfeitable accrued benefit is less than or equal to $5,000 and more than $1,000 (as determined under Code Section 411(a)(11) taking into account Code Section 411 (a)(11)(D)), and is eligible for Distribution as defined in Section 6.1, and if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the participant in a direct rollover as permitted by Subsection 6.7 or receive the distribution directly in cash in accordance with Subsection 6.1(c), then the Committee will pay the distribution in a direct rollover to an individual retirement plan, as defined in Section 7701(a)(37) of the Code, and designated by the Committee.

(h)           Effective for Plan Years beginning on or after January 1, 2007, any reference to the 90-day maximum notice period prior to distribution in applying the notice requirements of Code Sections 402(f) (the rollover notice), 411(a)(11) (Participant’s consent to distribution), and 417 (notice under the joint and survivor annuity rules) will become 180 days.

(i)            Effective for Plan Years beginning on or after January 1, 2007, for any distribution notice, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution.  For notices issued before the 90th day after the issuance of Treasury regulations (unless future Revenue Service guidance otherwise requires), the notice will include:

(1)   A description indicating the investment options available under the Plan (including fees) if the Participant defers distribution; and

(2)   The portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer.

Section 6.2 -       Normal Retirement Age Withdrawal.

Effective January 1, 2005, a Participant who has not incurred a Break in Employment may withdraw all or a portion of his vested Accounts at any time after he attains Normal Retirement Age.  Such withdrawal shall be made in the manner prescribed by the Committee.  A Participant may make only one (1) withdrawal pursuant to this Section 6.2.

Section 6.3 -                      Hardship Withdrawals.

(a)           Effective January 1, 2006, subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant’s Compensation Deferral Account, Rollover Account, Employer Profit Sharing Contributions Account, and/or Safe Harbor Matching Contributions may be permitted to meet a financial hardship resulting from:

(1)   Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)   Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(3)   Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(4)   Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(5)   Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(6)   Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this Section 6.3 only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship (including taxes or penalties reasonably anticipated from the distribution) and is not reasonably available from other resources of the Participant.

(b)           Effective January 1, 2006, the withdrawal amount shall not in any event exceed the value of the Participant’s Compensation Deferral Account, Rollover Account, Employer Profit Sharing Contributions Account, and/or Safe Harbor Matching Contributions, as applicable, as of the date immediately preceding the date of the Committee’s acceptance of the Participant’s written application for a hardship withdrawal.  Notwithstanding the foregoing, any distribution under this Section 6.3 may include earnings accrued to the Participant’s Compensation Deferral Account prior to 1989.  Payment of the withdrawal shall be in a single sum as soon as administratively practicable after the withdrawal is approved by the Committee and in no event later than the end of the month following the month in which the withdrawal is approved by the Committee.

(c)           A Participant shall not be permitted to make any withdrawals under this Section 6.3 until he has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company or a Related Company.  A Participant may not make more than one withdrawal pursuant to this Section 6.3 in any 12-month period.

(d)           The Participant’s request for a withdrawal shall include his written statement that the need cannot be relieved:  (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause immediate and heavy financial need; (iii) by cessation of Compensation Deferrals under the Plan; (iv) by other distributions or nontaxable loans currently available from plans maintained by the Company or a Related Company; or (v) by borrowing from commercial sources on reasonable commercial terms.

(e)           If a Participant withdraws any amount from his Accounts pursuant to this Section 6.3, he must agree in writing that he shall be unable to elect that any Compensation Deferrals or any other employee contributions (excluding mandatory employee contributions to a defined benefit plan) be made on his behalf under the Plan or under any other plan maintained by the Company or a Related Company until at least six months after receipt of the withdrawal.  For purposes of the preceding sentence, a plan includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase or stock option plan, but does not include cafeteria plans or any other health or welfare benefit plans.

(f)            Subject to Section 6.3(e), effective January 1, 2006, the maximum amount of Compensation Deferrals that a Participant may make under Code Section

402(g) will not be reduced solely because the Participant makes a withdrawal from his Accounts pursuant to this Section 6.3.

Section 6.4 -       Qualified Domestic Relations Orders.

Effective January 1, 2006, subject to the procedures established by the Committee under Section 9.4(b), benefits may be paid from the nonforfeitable balance of a Participant’s Accounts in accordance with a qualified domestic relations order as defined in Section 414(p) of the Code without regards to whether the Participant has attained the “earliest retirement age,” as defined in Section 414(p) of the Code.  Unless specifically indicated otherwise in a qualified domestic relations order, in the event of a final divorce decree, any prior beneficiary designation of the ex-spouse by a Participant shall be null and void.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO:  (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

Section 6.5 -       Inability to Locate Participant.

In the case of any distribution of an account under the Plan, if the Committee is unable to make such payment within three years after payment is due a Participant or Beneficiary because it cannot locate such Participant or Beneficiary, the Trustee shall direct that such amount shall be forfeited and such amount shall be allocated as described in Section 3.9.  If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such account shall be reinstated from forfeitures of Participants in the Plan occurring during the Plan Year in which such reinstatement occurs; provided, however, that if such forfeitures are not sufficient to provide such reinstatement, an additional Company contribution shall be made for the Plan Year in which reinstatement occurs to cover such reinstatement.  Establishment of an account through such reinstatement shall not be deemed an “annual addition” under Section 415 of the Code or Article IV of the Plan.

Section 6.6 -       Limitations on Distributions.

(a)           When benefits become distributable, the Committee shall direct the Trustee to distribute the amount described above promptly, the payment of such benefits to commence, notwithstanding anything to the contrary contained herein, no later than 60 days following the close of the later of the Plan Year in which (i) a Participant reaches Normal Retirement Age, (ii) the Participant incurs a Severance from Service, or (iii) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan (unless the amount of the Participant’s benefit has not been calculated by that date or the Participant cannot be located, in which case distribution shall begin no later than 60 days after the payment can be calculated or the Participant located).

(b)           Effective January 1, 2005, notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Appendix D of the Plan, which reflects the required minimum distribution rules set forth in Section 401(a)(9) of the Code and the regulations promulgated thereunder.

(c)           Distributions from the Plan are subject to all applicable employment and income tax withholding requirements of the Code.

Section 6.7 -       Direct Rollovers.

(a)           This Section 6.7 applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s (as defined below) election under this Section 6.7, if a Distributee will receive an Eligible Rollover Distribution (as defined below) of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan (as defined below) specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

(b)           Definitions.

(1)                           An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); hardship withdrawals; and any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution.  For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions that are not includible in gross income;  however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(2)                           An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  For distributions made after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code that accepts the Distributee’s Eligible Rollover Distribution and an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan.  For distributions made on or prior to December 31, 2001, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(3)                           A “Distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

(4)                           A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c)           Effective for Plan Years beginning on or after January 1, 2007, a Participant may elect to transfer employee (after-tax) or Roth elective deferrals by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

Section 6.8 -       Age 59½ Withdrawals.

Effective January 1, 2008, upon written application to the Committee, a Participant shall be entitled to an in-service withdrawal after attainment of age 59½ with respect to such Participant’s Account; provided, however, that the withdrawal amount shall not in any event exceed the value of the Participant’s Account, as applicable, as of the date immediately preceding the date of the Committee’s acceptance of the Participant’s written application for a withdrawal.  Payment of the withdrawal shall be in a single sum as soon as administratively practicable after the withdrawal is approved by the Committee and in no event later than the end of the month following the month in which the withdrawal is approved by the Committee.

Section 6.9 -       Non-Spouse Rollover.

Effective January 1, 2008, a beneficiary other than the participant’s spouse, who is a ‘designated beneficiary’ as described in Code Section 401(a)(9)(E), may establish an individual retirement account described in Section 408(a) or (b) of the Code (“IRA”) into which all or a portion of a death benefit to which such beneficiary is entitled can be distributed pursuant to a direct trustee-to-transfer.  Notwithstanding the above, any amount payable to a non-spouse designated beneficiary that is deemed to be a required minimum distribution may not be transferred into such IRA.  If a participant dies before his or her required beginning date, the non-spouse designated beneficiary may deposit into such IRA all or any portion of the distribution that is deemed to be an Eligible Rollover Distribution.  In determining the portion of such distribution that is considered to be a required minimum distribution, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, Q&A-4(c).  Any distribution made pursuant to this Section 6.9 is not subject to the direct rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c).  If a non-spouse designated beneficiary receives a distribution from the Plan, such distribution is not eligible for the “60-day” rollover rule available to a spousal beneficiaries.  If the participant’s named beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary described in Code Section 401(a)(9)(E).

Section 6.10 -     Qualified Reservist Distribution.

A ‘Qualified Reservist Distribution’ is any distribution to an individual who is order or called to active duty after September 11, 2001.  Effective January 1, 2009, a Qualified Reservist Distribution is permitted if:

(a)           The distribution is from amounts attributable to Compensation Deferrals;

(b)           The individual was (by reason of being a member of a reserve component, as defined in Section 101 of Title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

(c)           The Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

ARTICLE VII

THE COMMITTEE

Section 7.1 -       Members.

A committee (hereinafter referred to as the “Committee”) shall be appointed by, and shall serve at the pleasure of, the Board.  The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members.  A member of the Committee may resign by delivering a written notice of resignation to the Board.  The Board may remove any member by delivering a certified copy of its resolution of removal to such member.  Vacancies in the membership of the Committee shall be filed promptly by the Board.

Section 7.2 -       Committee Action.

The Committee shall choose a Chairman for the Committee and a Secretary.  The Secretary shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the Committee’s administration of the Plan.  Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding upon the same as if all members had joined therein.  A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant.  The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.  The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

Section 7.3 -       Rights and Duties.

(a)                                 The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA.)  The Company delegates its duties under the Plan to the Committee.  The Committee shall act as the Fiduciary with respect to control and management of the Plan for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(1)                                 To determine all questions relating to the eligibility of Employees to participate in the Committee’s sole and absolute discretion;

(2)                                 To construe and interpret the terms and provisions of the Plan in the Committee’s sole and absolute discretion;

(3)                                 To compute, certify to, and direct the Trustee in the Committee’s sole and absolute discretion with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

(4)                                 To authorize all disbursements by the Trustee from the Trust;

(5)                                 To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

(6)                                 To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by ERISA or other law, other than those prepared and filed by the Trustee;

(7)                                 To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

(8)                                 To appoint a plan administrator or, any other agent, and to delegate to them or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and to designate each such administrator or agent as Fiduciary with regard to matters delegated to him; and

(9)                                 To make decisions on claims in a manner consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, which shall include consideration of such claims, review of claim denials and issuance of a decision on review.  Such claims decisions shall at a minimum consist of the following:

(A)                               The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, and shall provide the name of the person or persons with whom such claims should be filed.

(B)                               Within a reasonable period of time, but not later than 90 days after receipt of a claim for benefits, the Committee or its delegate shall notify the claimant of any adverse benefit determination on the claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension period exceed 90 days from the end of the initial 90-day period.  If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 90-day period.  The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim.

(C)                               In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant:  (i) the specific reason or reasons for the adverse benefit determination; (ii) reference to the specific Plan provisions on which the adverse benefit determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and (iv) a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with subsection (H) below.

(D)                               Within 60 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination.  On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The Committee’s (or delegate’s) review shall take into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered in the initial adverse benefit determination.

(E)                                Compromised benefit.  Effective January 1, 2006, the Committee shall have the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated under the Plan’s benefit formula.  This authority permits the Committee to settle, in a compromised fashion, disputed claims for benefits and any other disputed claims made against the Plan.

(F)                                 Within a reasonable period of time, but not later than 60 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension period exceed 60 days from the end of the initial 60-day period.  If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 60-day period.  The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review.

(G)                               In the event that the Committee holds regularly scheduled meetings at least quarterly, this subsection (F) shall apply instead of subsection (E).  The Committee or its delegate shall make a final benefit determination no later than the date of the regularly scheduled quarterly meeting of the Committee immediately following receipt of claimant’s request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a final benefit determination shall be made by no later than the date of the second regularly scheduled quarterly meeting following receipt of claimant’s request for review.  If special circumstances require a further extension of time for processing the claim, a final benefit determination shall be made not later than the third regularly scheduled quarterly meeting of the Committee following receipt of claimant’s request for review.  If such an extension of time for review is required because of special circumstances, the Committee or its delegate shall provide the claimant with a written notice of the extension prior to the commencement of the extension.  The notice shall describe the special circumstances requiring the extension and the date as of which the final benefit determination shall be made.  The Committee or its delegate shall provide the claimant with written or electronic notification of the final benefit determination, but not later than five days after the final benefit determination is made.

(H)                              In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant:  (i) the specific reason or reasons for the adverse final benefit determination; (ii) reference to the specific Plan provisions on which the adverse final benefit determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with subsection (H) below.

(I)                                   Before a claimant pursues any legal remedy including without limitation a suit for any benefits claim under the Plan, it is mandatory and necessary that the claimant use exclusively the benefits claim and review procedure described above until this procedure is completely exhausted and an adverse final benefit determination is communicated to the claimant in writing.  In addition, no lawsuit may be filed more than 180 days following the date on which the adverse final benefit determination is communicated to the claimant in writing, the determination of which date shall be in the Committee’s sole and absolute discretion except to the extent that such determination shall be consistent with the terms of the Plan and applicable law.

(10)                          To establish and maintain accounts and subaccounts under the Plan, as deemed appropriate; and

(11)                          Effective January 1, 2011, to establish and maintain a subaccount under the Plan for the receipt of payments from Plan service providers, for example, for the recapture on behalf of the Plan of revenues received by them. Such amounts may be used for the payment of reasonable expenses incurred in administering the Plan. To the extent funds remain in such subaccount on the last day of the Plan Year (after the payment of reasonable Plan expenses), such amount will be allocated as of the last day of the Plan Year to Participant Accounts in proportion to a Participant’s Account balance as of that date.

(b)           With respect to management or control of investments, the Committee shall have the power to direct the Trustee in writing with respect to the investment of the Trust assets or any part thereof.  Where investment authority, management and control of Trust assets have been delegated to the Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust assets contributed by the Company and Participants with full discretion in the exercise of such investment, management and control.  Except as otherwise provided by law, the Committee may appoint one or more Investment Manager(s), as defined in Section 1.2 of the Plan, to invest the Trust assets or any part thereof.  Where investment authority, management, and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall be subject to the direction of the Committee or the Investment Manager(s) appointed by the Committee, if any, regarding the investment, management and control of such assets, and in such case the Committee, or the Investment Manager(s), as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

(c)           Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions.  Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder.  No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter’s fiduciary responsibilities.

Section 7.4 -       Procedure for Establishing Funding Policy — Transmittal of Information.

In order to enable the Committee to establish a funding policy and perform its other functions under the Plan, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation, employment, retirement, death, or the cause for termination of employment of each Participant and such other pertinent facts as may be required.  The Committee shall advise the Trustee and the Investment Manager, as appropriate, of such of the foregoing facts as may be pertinent to the duties of the Trustee and Investment Manager under the Plan.

Section 7.5 -       Other Information.

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan.

Section 7.6 -       Compensation, Bonding, Expenses and Indemnity.

(a)           The members of the Committee shall serve without compensation for their services hereunder.

(b)           Members of the Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder.  Bond premiums and all expenses of the Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties.

(c)           Effective January 1, 2006, the Committee is authorized at the expense of the Company to employ such legal counsel and/or other agents as the Committee in its sole and absolute discretion deems advisable to assist in the performance of its duties hereunder.  Reasonable expenses and fees in connection with the administration of the Plan and the Trust will be paid from Trust assets to the fullest extent permitted by law, unless the Company pays the expenses on behalf of the Plan.

(d)           Effective January 1, 2006, expenses and fees directly associated with Participant Accounts (e.g., investment direction, distributions, loans, qualified domestic relations orders, and/or hardship withdrawals), that are charged to the Plan, may be paid directly by the Participant or paid directly by the Plan and charged to the Participant’s Account.  Either method of payment of expenses and fees associated with Participant Accounts are to be determined in the sole and absolute discretion of the Committee.

(e)           To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law.  Payments with respect to any indemnity and payment of any expenses and fees under this Section 7.6 shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

Section 7.7 -       Manner of Administering.

Effective January 1, 2006, the Committee shall have the sole and absolute discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary, except as otherwise provided by law.

Section 7.8 -       Duty of Care.

In the exercise of the powers and duties of the Committee as Plan Administrator and Fiduciary with respect to the investment, management and control of the Plan, each member of the Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 7.9 -       Committee Report.

The Committee shall apprise the Board of Directors of the investment results of the Plan and shall report such other information as may be appropriate to inform the Board of Directors of the status and operation of the Plan and Trust.

Section 7.10 -     Expenses of Plan and Trust.

Effective January 1, 2006, expenses of administering the Plan and Trust shall, unless paid by the Company, be paid from the Trust.  The Committee shall have sole and absolute discretion to determine the appropriate allocation of expenses in connection with the administration of the Plan and Trust between the Company and Plan.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1 -       Amendments.

The Company shall have the right to amend or modify the Plan by resolutions of the Board of Directors and to amend or cancel any amendment on behalf of all Participating Affiliates and without any participation of any Participating Affiliates.  Any amendments made by the Company shall be binding on all Participating Affiliates.  Furthermore, the Committee has the authority to adopt any amendment to the Plan on behalf of the Company and all Participating Affiliates which does not have the effect of significantly increasing the obligation of the Company or any Participating Affiliate to make contributions to the Plan or which is otherwise reserved to the Board of Directors in Section 8.1 of this Plan.  Any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan.  Except as may be required to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

(a)           Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b)           Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;

(c)           Create or effect any discrimination in favor of Participants who are Highly Compensated Employees; and

(d)           Increase the duties or liabilities of the Trustee without its written consent.

If the Company adopts an amendment changing the vesting schedule under the Plan, a Participant may irrevocably elect that such amendment shall not apply to him if he has completed at least three Years of Service prior to the end of an election period which begins on the date the amendment is adopted and ends on a date sixty days after the latest of (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant is issued written notice of the amendment by the Committee.

Effective January 1, 2006, the Company, by action of the Committee, shall have the right at any time and from time to time to amend the Plan, subject to the limitations of this Section 8.1.  However, any amendment which materially affects the rights, duties or responsibilities of the Trustee, other than an amendment to remove the Trustee, may only be made with the Trustee’s written consent.  Any such amendment shall become effective as provided therein upon its execution.  The Trustee shall not be required to execute any such amendment unless the trust provisions contained herein are a part of the Plan and the amendment materially affects the duties of the Trustee hereunder.

Notwithstanding the immediately preceding paragraph, an amendment shall require the approval or ratification of the Company’s Board of Directors if the effect of such amendment is to:

(a)           Terminate the Plan;

(b)           Cease or materially reduce benefit accruals or contributions;

(c)           Significantly change the cost of funding or operating the Plan; or

(d)           Otherwise significantly alter the Employer’s rights, liabilities and burden with respect to the Plan.

Section 8.2 -       Discontinuance of Plan.

(a)           It is the Company’s expectation that the Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan by the Company is not assumed as a contractual obligation, and the Company reserves the right to permanently discontinue contributions hereunder.  In the event of the complete discontinuance of contributions by the Company, the entire interest of each Participant affected thereby shall immediately become 100% vested.  The Company shall not be liable for the payment of any benefits under the Plan and all benefits hereunder shall be payable solely from the assets of the Trust.

(b)           Effective January 1, 2006, the Company may terminate the Plan at any time.  Upon complete termination or partial termination of the Plan, as determined in the sole and absolute discretion of the Committee,  the entire interest of each of the affected Participants shall become 100% vested.  The Trustee shall thereafter, upon direction of the Committee, distribute to the Participants the amount in their Accounts in the same manner as set forth in Article VI.

(c)           Effective January 1, 2007, for purposes of determining whether the Company maintains an alternative defined contribution plan (described in Treasury Regulation §1.401(k)-1(d)(4)(i)) that would prevent the Company from distributing Compensation Deferrals (and other amounts, such as Qualified Nonelective Contributions, that are subject to the distribution restrictions that apply to Compensation Deferrals) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code Sections 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or (f).

(d)           Effective January 1, 2009, a participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code Section 408A(b).

Section 8.3 -       Failure to Contribute.

Any failure by the Company to contribute to the Trust in any year when no contribution is required under the Plan shall not of itself be a discontinuance of contributions under the Plan.

Section 8.4 -       Plan Merger or Consolidation; Transfer of Plan Assets.

(a)           The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in the Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).  Where the foregoing requirement is satisfied, the Plan and its related Trust may be merged or consolidated with another qualified plan and trust.

(b)           The Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the requirements of Section 414(l) of the Code and that all other actions legally required are taken.  In the event of a transfer of assets from the Plan pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

ARTICLE IX

MISCELLANEOUS

Section 9.1 -       Contributions Not Recoverable.

Except where contributions or earnings are required to be returned to the Company by the provisions of the Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions or earnings made under the Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.  Notwithstanding this or any other provision of the Plan, the Company shall be entitled to recover, and the Participants under the Plan shall have no interest in (i) any contributions made under the Plan by mistake of fact, so long as the contribution is returned within one year after payment, and (ii) in the event that the Company receives an adverse determination from the Internal Revenue Service with respect to the Plan’s initial qualification with the result that the Trust is not exempt from Federal income tax and the Company’s contributions to the Trust are not deductible in determining its Federal income tax, any contributions and earnings made prior to that time, so long as such amounts are returned within one year after such determination and the application for determination was made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe, and (iii) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA.  In the event of such mistake of fact, determination by the Commissioner, or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.  All contributions to the Plan (other than rollover contributions) are conditioned upon the deductibility of the contributions under Code Section 404.

Section 9.2 -       Limitation on Participant’s Rights.

Participation in the Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan other than as herein provided.  The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust except to the extent provided in the Trust, or against the Company.  All benefits under the Plan shall be provided solely from the assets of the Trust.

Section 9.3 -       Receipt or Release.

Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee, and the Company.  The Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

Section 9.4 -       Alienation.

(a)           None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditors and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under the Plan.

(b)           Notwithstanding subsection (a), the right to a benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (within the meaning of Code Section 414(p)) may be created, assigned or recognized.  The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.  In addition, anything in the Plan to the contrary notwithstanding, the Committee shall follow any distribution requirement contained in a Qualified Domestic Relations Order which provides for an earlier lump sum distribution than would otherwise be permitted under the Plan.

(c)           Notwithstanding subsection (a), the Plan may offset against the Account(s) of a Participant any amount that the Participant is ordered or required to pay under a judgment, order, decree or settlement agreement described in ERISA Section 206(d)(4), subject to the joint and survivor requirements of ERISA Section 206(d)(4)(C) and ERISA Section 206(d)(5), if applicable.

Section 9.5 -       Persons Under Incapacity.

In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into the application of any funds so paid.

Section 9.6 -       Governing Law.

The Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan’s remaining qualified within the meaning of Section 401(a) of the Code.  If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 9.7 -       Headings, etc. Not Part of Plan.

Headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

Section 9.8 -       Masculine Gender Includes Feminine.

As used in the Plan, the masculine gender shall include the feminine gender.

Section 9.9 -       Instruments in Counterparts.

The Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

Section 9.10 -     Successors and Assigns; Reorganization of Company.

The Plan shall inure to the benefit of, and be binding upon the parties hereto and their successors and assigns.  If the Company merges or consolidates with or into a successor, the Plan shall continue in effect unless the successor terminates the Plan.

Section 9.11 -     Loans to Participants.

(a)           Effective December 30, 2008, the Trustees may, in the Trustee’s discretion, authorize the Committee to make loans to Participants currently employed by the Company under the following circumstances:

(1)                                 Loans shall be made available to such Participants on a reasonably equivalent basis;

(2)                                 Loans shall not be made in a manner that discriminates in favor of the Highly Compensated Employees;

(3)                                 Loans shall bear a reasonable rate of interest;

(4)                                 Loans shall be adequately secured;

(5)                                 Loans shall provide for periodic repayment over a reasonable period of time by means of after-tax payroll deduction; and

(6)                                 Loans shall only be made from a Participant’s vested account balance.

(b)           Loans made pursuant to this Section 9.11 (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Plan Administrator, be limited to the lesser of:

(1)                                 $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)                                 One-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

(c)           Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

(d)           Loans will be treated as a Participant directed investment.

(e)           Any loans granted or renewed shall be made pursuant to a Participant loan policy. Such loan policy shall be established in writing.

(f)            Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment is adopted shall be subject to the terms of the Plan in effect at the time such loan was made.

(g)           Rollovers: Effective, September 1, 2011, outstanding participant loans of employees of the Company: (i) employed as “security;” (ii) who incur a severance of employment during August, 2011 through November, 2011; and (iii) who are subsequently employed by Allied Barton, shall have the option of rolling over such participant loans to the Allied Barton plan. No other participant loans under the Plan shall be eligible to be rolled over to any other plan.

Section 9.12 -     Top-Heavy Plan Requirements.

For any Plan Year for which the Plan is a Top-Heavy Plan, as defined in Section B.3 of Appendix B, attached hereto, and despite any other provisions of the Plan to the contrary, the Plan will be subject to the provisions of Appendix B.

Section 9.13 -     Rule 16b-3 Provisions.

The Committee may (but need not) adopt such rules and/or take such actions or implement such measures and/or limitations as it deems desirable in order to comply with 17 C.F.R. 140.16b-3, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (“SEC Section 16”).  Neither the Company, the Board, the Committee, the Trustee nor the Plan shall have any liability to any Participant in the event that any Participant has any liability under SEC Section 16 due to any rule so adopted, the failure to adopt any rule, any Plan provision (or lack thereof), any transaction in the Plan or otherwise.

IN WITNESS WHEREOF, the undersigned has caused this document to be executed by its duly authorized officer on this 17th day of November, 2011.

THE MACERICH PROPERTY MANAGEMENT
COMPANY 401(K) PROFIT SHARING PLAN
COMMITTEE

By:	/s/ Stephanie Corcoran
Stephanie Corcoran, Committee Member

By:	/s/ Scott W. Kingsmore
Scott W. Kingsmore, Committee Member

By:	/s/ Stephen L. Spector
Stephen L. Spector, Committee Member

APPENDIX A

ANNUAL ADDITION LIMITS

Article IV of the Plan shall be construed in accordance with this Appendix A.  Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

A.1 - Definitions.

As used in this Appendix A, the following terms shall have the meanings specified below.

“Annual Additions” shall mean the sum credited to a Participant’s Accounts for any Plan Year of (i) Company contributions, (ii) voluntary contributions, (iii) forfeitures, (iv) amounts credited after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a Defined Benefit Plan maintained by the Company, and (v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a key employee (as defined in Section B.2(e) of Appendix B to the Plan) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Company.

“Defined Benefit Plan” means a plan described in Section 414(k)(1) of the Code.

“Defined Contribution Plan” means a plan described in Section 414(k)(1) of the Code.

“Defined Benefit Plan Fraction” shall mean a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of the Participant under all Defined Benefit Plans maintained by one or more Related Companies, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

“Defined Contribution Plan Fraction” shall mean a fraction, the numerator of which is the sum of the annual additions to a Participant’s accounts under all Defined Contribution Plans maintained by one or more Related Companies, and the denominator of which is the sum of the lesser of (i) or (ii) for such Plan Year and for each prior Plan Year of service with one or more Related Companies, where (i) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (ii) is the product of 1.4 multiplied by the amount which may be taken into account under

Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year.  Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as such term is defined in Section 415(k)(2) shall be treated as Annual Additions.  Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-7(d)(1), Questions T-6 and T-7 of Internal Revenue Service Notice 83-10, and Questions Q-3 and Q-14 of Internal Revenue Service Notice 87-21.

“Section 415 Compensation” shall mean a Participant’s wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Participant by the Company (in the course of the Company’s business) for which the Company is required to provide the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052.  Section 415 Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.  Compensation for any limitation year is the compensation actually paid or includible in gross income during such year.  Effective January 1, 1998, “Section 415 Compensation” shall include elective deferrals as defined in Section 402(g)(3) of the Code, any amount which is contributed or deferred by the Company or a Related Company at the election of an Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457, and any amount paid as a qualified transportation fringe under Section 132(f)(4) of the Code.

Effective January 1, 2008, “Section 415 Compensation” shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Company maintaining the Plan (or any other entity that is treated as the Company pursuant to Code Section 414(b), (c), (m) or (o)). However, amounts described in subsections (a) and (b) below may only be included in Section 415 Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Section 415 Compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(a)  Section 415 Compensation shall include regular pay after severance of employment if:

(1)  The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)  The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Company.

(b)  Leave cashouts shall be included in Section 415 Compensation, if those amounts would have been included in the definition of Section 415 Compensation if they were paid prior to the participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued.  In addition, deferred compensation shall be included in Section 415 Compensation, if the compensation would have been included in the definition of Section 415 Compensation if it had been paid prior to the participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Company and only to the extent that the payment is includible in the participant’s gross income.

(c)  Section 415 Compensation does not include payments to an individual who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service.

(d)  Section 415 Compensation does not include compensation paid to any participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

Administrative delay (“the first few weeks”) rule.  Section 415 Compensation for a limitation year shall not include, amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, Section 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated participants, and no compensation is included in more than one limitation year.

Inclusion of certain nonqualified deferred compensation amounts. Section 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

A.2 - Annual Addition Limitations.

(a)  The compensation limitation of Section 4.1 of the Plan shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2)) after separation from service which is treated as an Annual Addition.  In the event that Annual

Additions to all the accounts of a Participant would exceed the limitations of Section 4.1 of the Plan, they shall be reduced in the following priority:  (i) return of voluntary contributions to the Participant; (ii) reduction of Company contributions.

(b)  If any Company or any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in Article IV of the Plan shall be applied to Annual Additions in the aggregate to the Plan and such other plans.  Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

(c)  In any case where a Participant under the Plan is also a participant under a Defined Benefit Plan or a Defined Benefit Plan and other Defined Contribution Plans maintained by the Company or a Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0.  Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other Defined Benefit Plan or plans, then by allocating any excess in the manner set out above with respect to the Plan, and finally by reducing contributions or allocating any excess contributions with respect to other Defined Contribution Plans, if any; provided, however, that adjustments necessary under this or the next preceding paragraph may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant, provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under Section 415 of the Code.  This Section A.2(c) shall not apply to Participants who are Employees on or after January 1, 2000.

(d)  In the event the limitations of Section 4.1 of the Plan or this Appendix A are exceeded as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual Compensation, a reasonable error in determining the amount of Compensation Deferrals that may be made with respect to any Participant under such limits, or under other facts and circumstances as are permitted under Treasury Regulation §1.415-6(b)(6), the excess amounts shall not be deemed Annual Additions in that year if they are either: (i) allocated and reallocated to other Participants in accordance with Treasury Regulation §1.415-6(b)(6)(i); (ii) used to reduce Company contributions in accordance with Treasury Regulation §1.415-6(b)(6)(ii); (iii) held in a suspense account and allocated and reallocated in the next limitation year in accordance with Treasury Regulation §1.415-6(b)(6)(iii); or (iv) returned (with any earnings thereon) to Participants in accordance with Treasury Regulation §1.415-6(b)(6)(iv).

(e)  Effective January 1, 2008, annual additions for purposes of Code Section 415 shall not include restorative payments.  A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments.  Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(f)  Effective January 1, 2008, annual additions for purposes of Code Section 415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; and (4) Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(g)  Effective January 1, 2008, notwithstanding anything in the Plan to the contrary, in the case of an employer that is exempt from Federal income tax (including a governmental employer), Company Contributions are treated as credited to a participant’s account for a particular limitation year only if the contributions are actually made to the plan no later than the 15th day of the tenth calendar month following the end of the calendar year or fiscal year (as applicable, depending on the basis on which the Company keeps its books) with or within which the particular limitation year ends.

(h)  Effective January 1, 2008, the limitation year may only be changed by a Plan amendment.  Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(i)  Effective January 1, 2008, notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code Section 415) are exceeded for any participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in

Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final Section 415 regulations.

A.3 - Aggregation and Disaggregation of Plans.

(a)  Effective January 1, 2008, for purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Company (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan.  The “Company” means the Company that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Company (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1).  For purposes of this Section:

(1)  A former employer is a “predecessor employer” with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the Company.  For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Company and predecessor employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(2)  With respect to an employer of a participant, a former entity that antedates the Company is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(b)  For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.”  For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer

(as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)).  For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)- 1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c)  Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations there under as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.

APPENDIX B

TOP-HEAVY PROVISIONS

Section 9.12 of the Plan shall be construed in accordance with this Appendix B.  Definitions in this Appendix B shall govern for the purposes of this Appendix B.  Any other words and phrases used in this Appendix B, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

B.1 - General.

This Appendix B shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder.

B.2 - Definitions.

(a)           The “Benefit Amount” for any Employee means (i) in the case of any defined benefit plan, the present value of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (ii) in the case of any defined contribution plan, the sum of the amounts credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee (including accounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made by reason of severance from employment, death, or disability to such Employee within the one-year period ending on the Determination Date and distributions made by reason other than severance from employment, death, or disability to such Employee within the five-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan that would have been required to be included in the “aggregation group” (as defined in this Appendix B) had it not been terminated.  For purposes of this Section, the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date.

(b)           “Company” means any company (including unincorporated organizations) participating in the Plan or plans included in the “aggregation group” as defined in this Appendix B.

(c)           “Determination Date” means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

(d)           “Employees” means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

(e)           “Key Employee” means any Employee who, during the Plan Year containing the Determination Date, is:

(1)  a 5% owner of a Company;

(2)  a 1% owner of a Company who has an annual compensation above $150,000; or

(3)  an officer of a Company having an annual compensation greater than $130,000 (as adjusted under Section 416(i)(1)(A) of the Code) (however, no more than the lesser of (i) 50 employees or (ii) the greater of 3 employees or 10% of the Company’s employees shall be treated as officers).  For purposes of determining the number of employees taken into account under this Section B.2(e)(4), employees described in Section 414(q)(5) of the Code shall be excluded.

(f)            A “Non-Key Employee” means an Employee who is not a Key Employee.

(g)  “Valuation Date” means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

(h)  A “Year of Service” shall be calculated using the Plan rules that normally apply for determining vesting service.

These definitions shall be interpreted in accordance with Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference.  The term “Key Employee” shall not include any officer or employee of an entity referred to in Section 414(d) of the Code.  For the purpose of this subsection, “compensation” shall mean compensation as defined in Section 414(q)(4) of the Code and shall be determined without regard to Sections 125, 132(f)(4), 402(a)(8), 402(h)(1)(B) or, in the case of Company Contributions made pursuant to a salary reduction agreement, Section 403(b), and shall include any amount paid as a qualified transportation fringe under Section 132(f)(4) of the Code.

B.3 - Top-Heavy Definition.

The Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the “top-heavy ratio” exceeds 60%.  The top-heavy ratio is the sum of the Benefit Amounts for all employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees.  For purposes of this calculation only, the following rules shall apply:

(a)           The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.

(b)           The Benefit Amounts of all employees who have not performed any services for any Company at any time during the one-year period ending on the Determination Date shall be disregarded; provided, however, if an Employee performs no services for one year and then again performs services, such Employee’s Benefit Amount shall be taken into account.

(c)           (1)           Required Aggregation.  This calculation shall be made by aggregating any plans, of the Company or a Related Company, qualified under Section 401(a) of the Code in which a Key Employee participates or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the “aggregation group.”

                (2)           Permissive Aggregation.  The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and Section 410 of the Code.

If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee’s Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans.  The aggregation group shall also include any terminated plan which covered a Key-Employee and which was maintained within the five-year period ending on the Determination Date.

(d)  This calculation shall be made in accordance with Section 416 of the Code (including 416(g)(3)(B) and (g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference.  For purposes of determining the accrued benefit of a Non-Key Employee who is a Participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

B.4 — Minimum Benefits or Contributions, Compensation Limitations and Section 415 Limitations.

If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

(a)           (1)  Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of the Plan, if the Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other Employee required by Section 416 of the Code) other than Key employees shall receive an allocation of Company Contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant’s compensation for such Plan Year (the “defined contribution minimum”).  For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account.  For purposes of this subsection, employer matching contributions (as defined in Section 401(m)(4)(A) of the Code shall be taken into account and any corresponding reduction shall not be taken into account in determining whether Section 401(a)(4)(A) of the Code applies.  For purposes of this subsection, a Non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (i) regardless of his level of compensation, (ii) without regard to whether he has made any mandatory contributions required under the Plan, and (iii) regardless of whether he has less than 1,000 Hours of Service (or the equivalent) for the accrual computation period.

(2)  Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of the Plan, if the Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (i) the employee’s average compensation for the five consecutive years when the employee had the highest aggregate compensation and (ii) the lesser of 2% per Year of Service or 20% (the “defined benefit minimum”).  A Non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (i) his compensation is less than a stated minimum or (ii) he fails to make mandatory employee contributions.  For purposes of calculating the defined benefit minimum, (i) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (ii) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy.  This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age.  Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity.  Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

(3)  If a Non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall be entitled only to the minimum described in paragraph (1), except that for the purpose of paragraph (1) “3% (or, if lesser, the largest percentage allocated to any key employee for the Plan Year)” shall be replaced by “5%”.  Notwithstanding the preceding sentence, if the accrual rate under the plan described in (2) would comply with this Section B.4 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.

(b)  For purposes of this Section, “compensation” shall mean all earnings included in the Employee’s Form W-2 for the calendar year that ends within the Plan Year, not in excess of $150,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code.

B.5 — Safe Harbor 401(k) Plan.

The Plan shall not be top-heavy so long as the Plan consists solely of a cash or deferred arrangement that meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.  If, but for this Section B.5, the Plan would be treated as top-heavy because it is a member of an aggregation group that is a top-heavy group, contributions under this Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section B.4(a)(1).

APPENDIX C

MERGER OF WESTCOR 401(k) PLAN

C.1 — Introduction.

(a)           On or about July 26, 2002, Westcor Partners, LLC and Westcor Realty Limited Partnership (collectively, “Westcor”) became part of the controlled group of the Company.  Westcor maintained the Westcor 401(k) Plan (the “Westcor Plan”).

(b)           Effective as of a date determined to be appropriate by the Committee (the “Westcor Merger Date”), the Westcor Plan shall be merged into this Plan.

(c)           Notwithstanding any contrary Plan provision, the provisions of this Appendix C shall apply to the entire account maintained under this Plan for each individual who was a “Participant” as defined in the Westcor Plan, regardless of whether such individual had an account balance under the Westcor Plan immediately prior to the Westcor Merger Date (a “Westcor Participant”).  The benefits payable under this Plan to employees and former employees of Westcor shall be governed by Appendix C;  this Appendix C shall apply only to such individuals.

C.2 — Status of Westcor Plan.

(a)           No New Participants or Contributions.  On or after January 1, 2003 (the “Westcor Participation Date”), no person shall commence participation in the Westcor Plan and the trustees of the Westcor Plan shall not accept contributions to the Westcor Plan other than (i) contributions that have been accrued on behalf of participants in the Westcor Plan prior to the Westcor Participation Date, and (ii) contributions made on behalf of participants in the Westcor Plan that are based on compensation earned prior to the Westcor Participation Date.

(b)           No New Distributions.  On or after the Westcor Merger Date, there shall be no further distributions, withdrawals, loans, or investment fund changes or reallocations under the Westcor Plan.

(c)           Immediate Vesting on Merger.  Effective as of the Westcor Merger Date, each Westcor Participant who has not previously forfeited the unvested portion of his account under the Westcor Plan shall become immediately and fully vested in such account.

C.3 — Transfer of Accounts under Westcor Plan.

(a)           Transfer of Accounts.  Effective as of the Westcor Merger Date, the assets of the Westcor Plan shall be merged into this Plan, and the outstanding accounts of the participants in the Westcor Plan shall be transferred to this Plan through a direct transfer from the trust of the Westcor Plan to the Trust of this Plan.  The sum of the account balances maintained under the Westcor Plan immediately prior to the Westcor Merger Date and the account balances under this Plan immediately prior to the Westcor Merger Date shall equal the fair market value of the assets of this Plan immediately after the Westcor Merger Date.

(b)           Amount of Account Balances.  The account balances credited to each individual under the Westcor Plan immediately prior to the Westcor Merger Date shall be credited to the account maintained for such individual under this Plan immediately after the Westcor Merger Date.  Accordingly, the account balance maintained under this Plan for each individual who was a participant in the Westcor Plan immediately prior to the Westcor Merger Date shall be, immediately after the Westcor Merger Date, credited with a dollar amount equal to that individual’s account balance under the Westcor Plan immediately prior to the Westcor Merger Date.

(c)           Buy-Back of Forfeitures.  Any Westcor Participant who terminated employment with Westcor and forfeited the unvested portion of his or her account under the Westcor Plan pursuant to a Cash-Out Distribution (as defined in the Westcor Plan) prior to the Westcor Merger Date, and who both recommences employment with the Company and repays the Cash-Out Distribution within five (5) years of the date on which such Westcor Participant’s employment was terminated, shall be entitled to “buy back” the forfeited portion of his or her account under the Westcor Plan as provided under the Westcor Plan.  The Company shall make a special contribution equal to the forfeited portion bought back.

(d)           Investment of Account Balances.  The Committee shall adopt such rules as it deems appropriate for the transfer of investments under the Westcor Plan to this Plan’s investments.

(e)           Loans.  Loans to a participant in the Westcor Plan made under the Westcor Plan prior to the Westcor Merger Date shall be governed by the loan provisions of the Westcor Plan as in effect immediately prior to the Westcor Merger Date, notwithstanding any contrary provision in this Plan.  No new loans shall be made to any former participant in the Westcor Plan under the provisions of the Westcor Plan or otherwise on or after the Westcor Merger Date.

(f)            Age 59½ Distributions.  Effective as of the Westcor Merger Date, an individual who was a Westcor Participant immediately prior to the Westcor Merger Date and became a Participant immediately after the Westcor Merger Date shall be entitled to an in-service distribution after attainment of age 59½ with respect to such individual’s account under the Westcor Plan that was transferred to this Plan in accordance with this Appendix C and in accordance with the terms of the Westcor Plan as in effect immediately prior to the Westcor Merger Date.

(g)           Protected Benefits.  Effective as of the Westcor Merger Date, all benefits under the Westcor Plan shall become payable from this Plan.  Except as otherwise provided in this Appendix C, the terms and provisions of this Plan shall govern the rights, benefits, and entitlements of all Participants and any other individuals who have an interest in any outstanding account balance under this Plan.  The terms and provisions of the Westcor Plan shall, as of the Westcor Merger Date, be extinguished and cease to have any force or effect, except as otherwise provided in this Appendix C, and except that any benefits accrued under the Westcor Plan prior to the Westcor Merger Date shall, to the extent those benefits are protected benefits under Section 411(d)(6) of the Code, be preserved under this Plan and shall not in any way be affected, reduced, or eliminated as a result of the merger of the Westcor Plan into this Plan.

C.4 — Participation in this Plan.

Westcor shall become a Participating Affiliate effective as of the Westcor Participation Date.  Notwithstanding any Plan provision to the contrary, each Westcor Participant who became an Employee on the Westcor Participant Date shall be credited with an Hour of Service for each hour for which he or she was paid, or was entitled to payment, for the performance of services to Westcor and shall become a Participant on the Westcor Participation Date.

APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

D.1 — Adoption and Effective Date of Appendix D.

This Appendix D is adopted to reflect the final Treasury Regulations promulgated under Section 401(a)(9) of the Code.  Except as otherwise provided, this Appendix D shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.  This Appendix D shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix D;  provided, however, that this Appendix D shall not be considered to allow a Participant or Beneficiary to delay a distribution or elect an optional form of benefit not otherwise provided in the Plan.

All distributions required under this Appendix D will be determined and made in accordance with the Treasury Regulations promulgated under Section 401(a)(9) of the Code.  Notwithstanding the other provisions of this Appendix C, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

D.2 — Time and Manner of Distribution.

(a)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)            If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)          If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)          If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section D.2(b), other than Section D.2(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section D.2(b) and Section D.4, unless Section D.2(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section D.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section D.2(b)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section D.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections D.3 and D.4 of this Appendix D.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

D.3 — Required Minimum Distributions During Participant’s Lifetime.

(a)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)            the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)           if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section D.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

D.4 — Required Minimum Distributions After Participant’s Death.

(a)           Death On or After Date Distributions Begin.

(i)            Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I)            The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)          If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III)        If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.

(i)            Participant Survived by Designated Beneficiary.  Except as provided in Section D.4(c) of this Appendix C, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section D.4(a).

(ii)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)          Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section D.2(b)(i), this Section D.4(b) will apply as if the surviving spouse were the Participant.

D.5 — Suspending Required Minimum Distributions for the 2009 Calendar Year.

Effective January 1, 2009, a Participant that has attained age 70½ may elect to have minimum distributions suspended for the 2009 calendar year.  The ability to suspend payments applies only to the minimum distributions that would otherwise be required for the 2009 calendar year.  The payment of minimum distributions must recommence in 2010.

D.6 — Definitions.

(a)           Designated Beneficiary.  The individual who is designated as the Beneficiary consistent with the terms of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(b)           Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section D.2(b).  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)           Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)           Participant’s Account Balance.  The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)           Required Beginning Date.  Required Beginning Date shall mean April 1 of the calendar year following the later of either the calendar year in which the employee attains age 70½ or the calendar year in which the employee retires, except as otherwise provided in Section 401(a)(9)(c)(ii) of the Code.”

APPENDIX E

LOANS ACCEPTED BY DIRECT ROLLOVER FROM WILMORITE
PROPERTY MANAGEMENT 401(k) PLAN

E.1 — Adoption and Effective Date of Appendix E.

Effective March 28, 2005, this Appendix E shall apply with respect to any loan (a “Loan”) that was previously made to a Participant under the Wilmorite Property management 401(k) Plan (the “Wilmorite Plan”) pursuant to Section 72(p)(2) of the Code and Section 408(b) of ERISA, and then transferred to this Plan from the Wilmorite Plan as part of a direct rollover made pursuant to Code Section 401(a)(31).  No new loans shall be made to any former participant in the Wilmorite Plan.

E.2 — Terms of the Loan.

(a)           Payments to repay the Loan shall be deducted from the salary payable to the Participant by his or her employer.

(b)           Repayment of the Loan is secured by a security interest in that portion of the Participant’s account that is rolled over into this Plan that is equal to fifty percent (50%) of the amount of the Participant’s vested account balance under the Wilmorite Plan at the time the Loan was made under the Wilmorite Plan.

(c)           If the Participant defaults under the Note, that portion of his account that is rolled over into this Plan that is equal to the amount of the foregoing security interest may be applied to the payment of the outstanding balance of the Loan without notice to the Participant, and, if such amount is not sufficient to pay the unpaid balance due on the Loan, the Participant shall pay the difference.

(d)           The Participant may repay the unpaid amount of the Loan in full at any time without penalty, but no partial repayments shall be permitted.

(e)           The Note is subject to all applicable provisions of the Internal Revenue Code and ERISA.

(f)            In the event of a total distribution of the Participant’s account that is rolled over to this Plan, the amount distributed to the Participant will be reduced by the outstanding Loan balance on the distribution date.

(g)           The Participant will be in default under the Note if:

(i)            he breaks one of his promises under the Note;

(ii)           he made any false or misleading statement in obtaining the Loan;

(iii)          (A) he dies, becomes insolvent, or makes assignment for the benefit of creditors, (B) there is an entry of judgment against him or an attachment of the whole or a part of his property, or (C) a petition in bankruptcy is filed by him or against him;

(iv)          the balance of his account that is rolled over to this Plan decreases to a level, that, in the opinion of the administrator of the Plan, will impair the Plan’s security or increase its risk;

(v)           the Internal Revenue Service or Department of Labor determines that the existence of the Loan under this Plan creates a prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA; or

(vi)          this Plan is terminated for any reason.

(h)           The Note is governed by the laws of the state of New Jersey except to the extent such laws are preempted by federal law.

E.3 — Loan Amendment.

To reflect the Participant’s election to rollover his loan to this Plan, and in consideration of this Plan’s acceptance of the rollover of each Loan, each Note corresponding to each Loan is hereby amended to provide that the payments on the Loan are payable to the Trustee under this Plan rather than to Merrill Lynch Trust Company, (the trustee under the Wilmorite Plan).

E.4 — Administrative Provisions.

The following administrative provisions from the Wilmorite Plan shall continue to apply:

(a)           If the Participant is on a leave of absence, either without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of each installment payment under the Loan, and is unable to make repayments, then the Participant may, upon written application to and approval by the Committee, defer repayments for up to 12 months, in which case a new repayment schedule shall be set forth in an amended Note executed by the Participant.

(b)           A Participant’s obligation to make repayments shall be suspended for any period during which the Participant is performing service in the uniformed military services to the extent permitted by Code Section 414(u)(4).

(c)           All loan payments shall be transmitted by the Company to the Trustee as soon as practicable, but not later than the date of transmittal to the Trustee of Compensation Deferrals withheld during the months in which such loan payment amounts were received or withheld.  All repayments of principal and interest of a Participant’s Loan shall be credited to the Account of the Participant and invested in the same manner and in the same proportion as other contributions to his Account based on the Participant’s current investment election.

E.5 — Committee Powers.

The Committee shall have the power to modify the above administrative rules or establish any additional rules with respect to Loans accepted as described in this Appendix E.  Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each such rule shall be made and each Loan shall be administered only in accordance with applicable federal or state law and the regulations and rulings of the Internal Revenue Service and Department of Labor.  The Committee shall act in its sole discretion to ascertain whether the requirements of such laws, regulations and rulings and this Appendix E have been met.

APPENDIX F

DISCRIMINATION TESTING

F.1 — Adoption and Effective Date of Appendix F.

Effective January 1, 2006, this Appendix F shall apply with respect to satisfying the requirements of Sections 401(k)(12) and 401(m)(11) of the Code only if the Company amends the Plan to eliminate or reduce the Safe Harbor Matching Contributions or elects to terminate the Plan.

F.2 — Actual Deferral Percentage (“ADP”) Test.

(a)           Targeted contribution limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (“ACP”) Test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:

(i)            The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Company on the last day of the Plan Year), and

(ii)           The “applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Company’s obligation to pay prevailing wages under the

Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an Non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section F.4(a).

(b)           Limitation on Qualified Nonelective Contributions and Qualified Matching Contributions. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if the Plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(c)           ADR of Highly Compensated Employees if multiple plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Company that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before January 1, 2006, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

(d)           Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Appendix F, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(i)            The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(ii)           The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(iii)          The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

F.3 — Adjustment to ADP Test.

(a)           Distribution of Income Attributable to Excess Contributions. Distributions of excess contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Committee has the discretion to determine and allocate income using any of the methods set forth below:

(i)            Reasonable method of allocating income. The Committee may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than seven (7) days before the distribution.

(ii)           Alternative method of allocating income. The Committee may allocate income to excess contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)           Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)           Any additional amount of such contributions made for the Plan Year.

(iii)          Safe harbor method of allocating gap period income. The Committee may use the safe harbor method in this paragraph to determine income on excess contributions for the gap period. Under this safe harbor method, income on excess contributions for the gap period is equal to ten percent (10%) of the income allocable to excess contributions for the Plan Year that would be determined under paragraph (ii) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(iv)          Alternative method for allocating Plan Year and gap period income. The Committee may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (ii) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

(b)           Corrective contributions. If a failed ADP test is to be corrected by making a Company Contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any Non-Highly Compensated Employee pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section F.2(a) of this Appendix F, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section F.4(a) of this Appendix F.

F.4 — Actual Contribution Percentage (“ACP”) Test.

(a)           Targeted matching contribution limit.  A matching contribution with respect to an Elective Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for a Non-Highly Compensated Employee to the extent it exceeds the greatest of:

(i)            Five percent (5%) of the NHCE’s Code Section 414(s) compensation for the Plan Year;

(ii)           The Non-Highly Compensated Employee’s Elective Contributions for the Plan Year; and

(iii)          The product of two (2) times the Plan’s “representative matching rate” and the Non-Highly Compensated Employee’s Elective Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Company on the last day of the Plan Year and who make Elective Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a match with respect to the sum of the Employee’s after-tax Employee contributions and Elective Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Elective Contributions in subsections (ii) & (iii) above and in determining the “matching rate,” and Employees who make either after-tax Employee contributions or Elective Contributions are taken into account in determining the Plan’s “representative matching rate.”  Similarly, if the Plan provides a match with respect to the Employee’s after-tax Employee contributions, but not Elective Contributions, then for purposes of this subsection, the Employee’s after-tax Employee contributions are substituted for the amount of the Employee’s Elective Contributions in subsections (ii) & (iii) above and in determining the “matching rate,” and Employees who make after-tax Employee contributions are taken into account in determining the Plan’s “representative matching rate.”

(b)           Targeted QNEC limit.  Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below). For purposes of this Section:

(i)            The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(ii)           The “applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for that Non-Highly Compensated Employee for the Plan Year, divided by that Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

(c)           ACR of HCE if multiple plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee and who is eligible to have matching contributions or after-tax Employee contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax Employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before January 1, 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).

(d)           Plans using different testing methods for the ACP and ADP test. Except as otherwise provided in this Appendix F, the Plan may use the current year testing method or prior year testing method for the ACP Test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP Test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(i)            The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(ii)           The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(iii)          The rules of Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

F.5 — Adjustment to ACP Test.

(a)           Distribution of Income attributable to Excess Aggregate Contributions. Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For the purpose of this Appendix F, “income” shall be determined and allocated in accordance with the provisions of Section F.3(a) of this Appendix, except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

(b)           Corrective contributions. If a failed ACP test is to be corrected by making a Company Contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any Non-Highly Compensated Employee pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections F.4(a) and (b) of this Appendix F.

F.6 — Nondiscrimination Requirement.

Effective January 1, 2009, the Plan is not treated as failing to meet the requirements of any provisions described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on differential wage payments, only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participant in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).